                          AGREEMENT AND PLAN OF MERGER


                            DATED AS OF MAY 10, 1994

                                     BETWEEN


                             MICHAELS STORES, INC.,

                           LWA ACQUISITION CORPORATION

                                       AND

                         LEEWARDS CREATIVE CRAFTS, INC.

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                                TABLE OF CONTENTS


ARTICLE I.
     Definition
          Section 1.01.  Definitions  . . . . . . . . . . . . . . . . . . .    1

ARTICLE II.
     The Merger
          Section 2.01.  The Merger . . . . . . . . . . . . . . . . . . . .   13
          Section 2.02.  The Closing  . . . . . . . . . . . . . . . . . . .   13
          Section 2.03.  Effective Time . . . . . . . . . . . . . . . . . .   14
          Section 2.04.  Certificate of Incorporation of Surviving
               Corporation  . . . . . . . . . . . . . . . . . . . . . . . .   14
          Section 2.05.  Bylaws . . . . . . . . . . . . . . . . . . . . . .   14
          Section 2.06.  Directors of the Surviving Corporation . . . . . .   14
          Section 2.07.  Officers of the Surviving Corporation  . . . . . .   14
          Section 2.08.  Aggregate Merger Consideration . . . . . . . . . .   14
          Section 2.09.  Conversion of Leewards Shares  . . . . . . . . . .   15
          Section 2.10.  Exchange of Certificates Representing Leewards
               Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
          Section 2.11.  Adjustment of Number of Shares . . . . . . . . . .   23
          Section 2.12.  Dissenters' Rights.  . . . . . . . . . . . . . . .   23
          Section 2.13.  Subsequent Actions.  . . . . . . . . . . . . . . .   24
          Section 2.14.  Escrow.  . . . . . . . . . . . . . . . . . . . . .   24

ARTICLE III.
     Representations and Warranties of Leewards
          Section 3.01.  Organization and Good Standing; Qualification. . .   24
          Section 3.02.  Capitalization . . . . . . . . . . . . . . . . . .   25
          Section 3.03.  Corporate Records  . . . . . . . . . . . . . . . .   25
          Section 3.04.  Authorization and Validity . . . . . . . . . . . .   26
          Section 3.05.  No Violation . . . . . . . . . . . . . . . . . . .   26
          Section 3.06.  Consents . . . . . . . . . . . . . . . . . . . . .   26
          Section 3.07.  Financial Statements . . . . . . . . . . . . . . .   26
          Section 3.08.  Liabilities and Obligations  . . . . . . . . . . .   27
          Section 3.09.  Employee Matters . . . . . . . . . . . . . . . . .   27
          Section 3.10.  Employee Benefit Plans . . . . . . . . . . . . . .   28
          Section 3.11.  Absence of Certain Changes . . . . . . . . . . . .   30
          Section 3.12.  Title; Leased Assets . . . . . . . . . . . . . . .   31
          Section 3.13.  Commitments  . . . . . . . . . . . . . . . . . . .   32
          Section 3.14.  Insurance  . . . . . . . . . . . . . . . . . . . .   34
          Section 3.15.  Patents, Trademarks, Service Marks and Copyrights    34
          Section 3.16.  Trade Secrets and Customer Lists . . . . . . . . .   35
          Section 3.17.  Taxes  . . . . . . . . . . . . . . . . . . . . . .   35
          Section 3.18.  Compliance with Laws . . . . . . . . . . . . . . .   36
          Section 3.19.  Finder's Fee . . . . . . . . . . . . . . . . . . .   36
          Section 3.20.  Litigation . . . . . . . . . . . . . . . . . . . .   36
          Section 3.21.  Accuracy of Information Furnished  . . . . . . . .   36
          Section 3.22.  Condition of Fixed Assets  . . . . . . . . . . . .   37




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          Section 3.23.  Inventory  . . . . . . . . . . . . . . . . . . . .   37
          Section 3.24.  Books of Account . . . . . . . . . . . . . . . . .   37
          Section 3.25.  Corporate Name . . . . . . . . . . . . . . . . . .   37
          Section 3.26.  Distributions  . . . . . . . . . . . . . . . . . .   37
          Section 3.27.  Banking Relations  . . . . . . . . . . . . . . . .   37
          Section 3.28.  Ownership Interests of Interested Persons  . . . .   38
          Section 3.29.  Environmental Matters  . . . . . . . . . . . . . .   38
          Section 3.30.  Certain Payments . . . . . . . . . . . . . . . . .   38

ARTICLE IV.
     Representations and Warranties of Michaels and Newco
          Section 4.01.  Organization and Good Standing . . . . . . . . . .   39
          Section 4.02.  Authorization and Validity . . . . . . . . . . . .   39
          Section 4.03.  No Violation . . . . . . . . . . . . . . . . . . .   39
          Section 4.04.  Consents . . . . . . . . . . . . . . . . . . . . .   39
          Section 4.05.  Acquisition for Investment . . . . . . . . . . . .   40
          Section 4.06.  Finder's Fee . . . . . . . . . . . . . . . . . . .   40
          Section 4.07.  Capital Stock  . . . . . . . . . . . . . . . . . .   40
          Section 4.08.  Regulatory Filing; Accuracy of Information
               Furnished; No Material Adverse Change  . . . . . . . . . . .   40
          Section 4.09.  Litigation . . . . . . . . . . . . . . . . . . . .   40

ARTICLE V.
     Covenants of Leewards
          Section 5.01.  Consummation of Agreement  . . . . . . . . . . . .   41
          Section 5.02.  Stockholders Meeting . . . . . . . . . . . . . . .   41
          Section 5.03.  Business Operations  . . . . . . . . . . . . . . .   41
          Section 5.04.  Access . . . . . . . . . . . . . . . . . . . . . .   41
          Section 5.05.  Notification of Certain Matters  . . . . . . . . .   41
          Section 5.06.  Approvals of Third Parties . . . . . . . . . . . .   42
          Section 5.07.  Employee Matters . . . . . . . . . . . . . . . . .   42
          Section 5.08.  Borrowings; Contracts  . . . . . . . . . . . . . .   43
          Section 5.09.  Changes in Inventory . . . . . . . . . . . . . . .   43
          Section 5.10.  Capital Assets; Payments of Liabilities  . . . . .   43
          Section 5.11.  Mortgages, Liens and Guaranties  . . . . . . . . .   44
          Section 5.12.  Acquisition Proposals  . . . . . . . . . . . . . .   44
          Section 5.13.  Capital Stock; Corporate Documents . . . . . . . .   45
          Section 5.14.  Waiver of Senior Debt Default  . . . . . . . . . .   45
          Section 5.15.  Filing of Tax Return . . . . . . . . . . . . . . .   45
          Section 5.16.  Monthly Financial Statements . . . . . . . . . . .   45

ARTICLE VI.
     Covenants of Michaels and Newco
          Section 6.01.  Consummation of Agreement  . . . . . . . . . . . .   46
          Section 6.02.  Approvals of Third Parties . . . . . . . . . . . .   46


                                      -ii-

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ARTICLE VII.
     Conditions Precedent of Michaels and Newco
          Section 7.01.  Representations and Warranties . . . . . . . . . .   46
          Section 7.02.  Covenants and Conditions . . . . . . . . . . . . .   46
          Section 7.03.  Legal Opinion  . . . . . . . . . . . . . . . . . .   46
          Section 7.04.  Proceedings  . . . . . . . . . . . . . . . . . . .   47
          Section 7.05.  No Material Adverse Change . . . . . . . . . . . .   47
          Section 7.06.  Government Approvals . . . . . . . . . . . . . . .   47
          Section 7.07.  Closing Deliveries . . . . . . . . . . . . . . . .   47
          Section 7.08.  Stockholder Approval . . . . . . . . . . . . . . .   47
          Section 7.09.  Audit  . . . . . . . . . . . . . . . . . . . . . .   47
          Section 7.10.  Termination of Warrant . . . . . . . . . . . . . .   47
          Section 7.11.  Termination of Shareholder Agreement and Related
               Agreements . . . . . . . . . . . . . . . . . . . . . . . . .   47

ARTICLE VIII.
     Conditions Precedent of Leewards
          Section 8.01.  Representations and Warranties . . . . . . . . . .   48
          Section 8.02.  Covenants and Conditions . . . . . . . . . . . . .   48
          Section 8.03.  Legal Opinion  . . . . . . . . . . . . . . . . . .   48
          Section 8.04.  Proceedings  . . . . . . . . . . . . . . . . . . .   48
          Section 8.05.  No Material Adverse Change.  . . . . . . . . . . .   48
          Section 8.06.  H-S-R Act. . . . . . . . . . . . . . . . . . . . .   48
          Section 8.07.  Closing Deliveries.  . . . . . . . . . . . . . . .   49
          Section 8.08.  Michaels Common Stock  . . . . . . . . . . . . . .   49
          Section 8.09.  Payment of Senior Debt and Senior Subordinated
               Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
          Section 8.10.  Stockholder Approval . . . . . . . . . . . . . . .   49

ARTICLE IX.
     Closing Deliveries
          Section 9.01.  Deliveries of Leewards . . . . . . . . . . . . . .   49
          Section 9.02.  Deliveries of Michaels and Newco . . . . . . . . .   50

ARTICLE X.
     Certain Other Matters
          Section 10.01.  Registration Statement  . . . . . . . . . . . . .   51
          Section 10.02.  Restrictions under Registration Statement . . . .   53
          Section 10.03.  Piggy-Back Registration . . . . . . . . . . . . .   55
          Section 10.04.  Tax Treatment . . . . . . . . . . . . . . . . . .   56
          Section 10.05.  D & O Insurance . . . . . . . . . . . . . . . . .   56

ARTICLE XI.
     Remedies
          Section 11.01.  Indemnification . . . . . . . . . . . . . . . . .   56
          Section 11.02.  Waiver  . . . . . . . . . . . . . . . . . . . . .   58
          Section 11.03.  Remedies Not Exclusive  . . . . . . . . . . . . .   58


                                      -iii-

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          Section 11.04.  Costs, Expenses and Legal Fees  . . . . . . . . .   58

ARTICLE XII.
     Termination
          Section 12.01.  Termination . . . . . . . . . . . . . . . . . . .   59
          Section 12.02.  Effect of Termination . . . . . . . . . . . . . .   60

ARTICLE XIII.
     Miscellaneous
          Section 13.01.  Amendment . . . . . . . . . . . . . . . . . . . .   61
          Section 13.02.  Assignment  . . . . . . . . . . . . . . . . . . .   61
          Section 13.03.  Parties In Interest; No Third Party
               Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . .   61
          Section 13.04.  Entire Agreement  . . . . . . . . . . . . . . . .   61
          Section 13.05.  Governing Law . . . . . . . . . . . . . . . . . .   62
          Section 13.06.  Captions  . . . . . . . . . . . . . . . . . . . .   62
          Section 13.07.  Gender and Number . . . . . . . . . . . . . . . .   62
          Section 13.08.  Reference to Agreement  . . . . . . . . . . . . .   62
          Section 13.09.  Confidentiality; Publicity and Disclosures  . . .   62
          Section 13.10.  Notice  . . . . . . . . . . . . . . . . . . . . .   62
          Section 13.11.  Choice of Forum . . . . . . . . . . . . . . . . .   63
          Section 13.12.  Service of Process  . . . . . . . . . . . . . . .   64
          Section 13.13.  Counterparts  . . . . . . . . . . . . . . . . . .   64


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

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (this "Agreement"), dated as of May 10, 1994 among Leewards Creative Crafts, Inc., a Delaware corporation ("Leewards"), Michaels Stores, Inc., a Delaware corporation ("Michaels"), and LWA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Michaels ("Newco");


                              W I T N E S S E T H :

     WHEREAS, the Boards of Directors of each of Michaels, Leewards and Newco have deemed it advisable and in the best interests of each such corporation and its respective stockholders to cause the merger of Newco with and into Leewards upon the terms and conditions set forth herein and in accordance with the Delaware General Corporation Law; and

     WHEREAS, it is intended that for federal income tax purposes the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, although the actual tax effect of the transaction is not a condition to the consummation thereof; and

     WHEREAS, the Boards of Directors of Leewards and Newco have directed that this Agreement be submitted to the stockholders of each of Leewards and Newco for their approval, and Michaels as sole stockholder of Newco has approved this Agreement by written consent; and
     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

     SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

     (a)  "Acquiring Party" shall have the meaning set forth in Section
12.02(b).

     (b)  "Acquisition Proposal" shall have the meaning set forth in Section
5.12.

     (c) "Adjusted Value Per Common Equivalent" means the quotient obtained by dividing (i) the Adjusted Value to Common Equivalents by (ii) the Fully Diluted Number of Shares.

     (d) "Adjusted Value to Common Equivalents" means (i) the Aggregate Initial Value minus (ii) the Montgomery Fee minus (iii) one-half of the MONY Prepayment Fee minus (iv) the Citicorp Repurchase Price (if the Warrant Put Option is exercised prior to the Closing) minus (v) the Class A Preferred Redemption Value minus (vi) the Class B Preferred Redemption Value minus (vii) the Exchangeable Preferred Redemption Value minus (viii) the Class C Preferred Redemption Value minus (ix) the Class D Preferred Redemption Value minus (x) the Class E Preferred Redemption Value minus (xi) Transaction Expenses plus (xii) the Aggregate Option and Warrant Value.

     (e) "Affiliate" of a person shall mean any person that controls, is controlled by or is under common control with such person, within the meaning of the Securities Act and the rules and regulations thereunder.

     (f) "Aggregate Initial Value" means the sum of (i) the product of (A) the remainder of (x) 1,550,000 minus (y) the number of Cash Shares, if applicable, multiplied by (B) the Five Day Average plus (ii) the Cash Proceeds, if applicable.

     (g) "Aggregate Option and Warrant Value" means (i) the amount of consideration paid upon exercise of the Options prior to the Closing plus (ii) the amount of consideration that would be payable upon exercise of the Management Options and Non-Management Options with respect to those Options that are not exercised prior to the Closing plus (iii) if the Warrant Put Option is not exercised prior to the Closing, the amount of consideration that would be payable upon exercise of the Warrant.

     (h)  "Audited Financial Statements" shall have the meaning set forth in
Section 3.07.

     (i) "best knowledge", "have no knowledge of", or "do not know of" and similar phrases shall mean (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after reasonable investigation and inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any director or executive officer of such entity after reasonable investigation and inquiry by the principal executive officers of such entity.

     (j)  "Cash Compensation" shall have the meaning set forth in Section
3.09(a).

     (k) "Cash Offering" means the firm commitment underwritten offering of Michaels Common Stock described in Section 2.08(b) hereof if such offering is closed on or prior to the Closing.

     (l) "Cash Proceeds" means the Net Proceeds Per Share multiplied by the number of Cash Shares.

     (m) "Cash Shares" means the shares of Michaels Common Stock sold in the Cash Offering pursuant to Section 2.08(b) which causes the reduction of the aggregate number of shares of Michaels Common Stock to be issued in connection with the Merger.

     (n)  "Certificate" shall have the meaning set forth in Section 2.09(d).

     (o) "Citicorp Repurchase Price" means the repurchase price which may be paid by Leewards pursuant to the terms of the Warrant or the amount paid by Leewards in connection with the repurchase or cancellation of the Warrant (except pursuant to Section 2.09 of this Agreement).

     (p) "Class A Preferred Cash Redemption Value Per Share" means (i) the Class A Preferred Redemption Value Per Share multiplied by (ii) the Pro Rata Cash Allocation.

     (q) "Class A Preferred Redemption Value" means the product obtained by multiplying (i) the Class A Preferred Redemption Value Per Share by (ii) the number of shares of Class A Preferred Stock which are outstanding immediately prior to the Closing.

     (r) "Class A Preferred Redemption Value Per Share" means the redemption price of a share of Class A Preferred Stock which is outstanding immediately prior to the Closing, which redemption price is determined as of the Closing pursuant to the Certificate of Incorporation of Leewards.

     (s) "Class A Preferred Stock" means Leewards' Class A Cumulative Exchangeable Senior Preferred Stock, par value $.01 per share.

     (t) "Class A Preferred Stock Redemption Value Per Share" means (i) the Class A Preferred Redemption Value Per Share multiplied by (ii) the Pro Rata Stock Allocation.

     (u) "Class B Common Stock" means Leewards' Class B Common Stock, par value $.01 per share.

     (v) "Class B Conversion Ratio" means the ratio obtained by dividing (i) the number of shares of Leewards Common Stock into which each share of Class B Common Stock is convertible pursuant to the Certificate of Incorporation of Leewards immediately prior to the Closing by (ii) one.

     (w) "Class B Preferred Cash Redemption Value Per Share" means (i) the Class B Preferred Redemption Value Per Share multiplied by (ii) the Pro Rata Cash Allocation.

     (x) "Class B Preferred Redemption Value" means the product obtained by multiplying (i) the Class B Preferred Redemption Value Per Share by (ii) the number of shares of Class B Preferred Stock which are outstanding immediately prior to the Closing.

     (y) "Class B Preferred Redemption Value Per Share" means the redemption price of a share of Class B Preferred Stock which is outstanding immediately prior to the Closing, which redemption price is determined as of the Closing pursuant to the Certificate of Incorporation of Leewards.

     (z) "Class B Preferred Stock" means Leewards' Class B Cumulative Exchangeable Senior Preferred Stock, par value $.01 per share.

     (aa) "Class B Preferred Stock Redemption Value Per Share" means (i) the Class B Preferred Redemption Value Per Share multiplied by (ii) the Pro Rata Stock Allocation.

     (ab) "Class C Common Stock" means Leewards' Class C Common Stock, par value $.01 per share.

     (ac) "Class C Conversion Election" shall have the meaning set forth in
Section 2.09 hereof.

     (ad) "Class C Preferred Cash Redemption Value Per Share" means (i) the Class C Preferred Redemption Value Per Share multiplied by (ii) the Pro Rata Cash Allocation.

     (ae) "Class C Preferred Redemption Value" means the product obtained by multiplying (i) the Class C Preferred Redemption Value Per Share by (ii) the number of shares of Class C Preferred Stock for which the Class C Redemption Election has been made.

     (af) "Class C Preferred Redemption Value Per Share" means the redemption price of a share of Class C Preferred Stock which is outstanding immediately prior to the Closing, which redemption price is determined as of the Closing pursuant to the Certificate of Incorporation of Leewards.

     (ag) "Class C Preferred Stock" means Leeward's Class C Senior Convertible Preferred Stock, par value $.01 per share.

     (ah) "Class C Preferred Stock Redemption Value Per Share" means (i) the Class C Preferred Redemption Value Per Share multiplied by (ii) the Pro Rata Stock Allocation.

     (ai) "Class C Redemption Election" shall have the meaning set forth in
Section 2.09 hereof.

     (aj) "Class D Conversion Election" shall have the meaning set forth in
Section 2.09 hereof.

     (ak) "Class D Preferred Cash Redemption Value Per Share" means (i) the Class D Preferred Redemption Value Per Share multiplied by (ii) the Pro Rata Cash Allocation.

     (al) "Class D Preferred Redemption Value" means the product obtained by multiplying (i) the Class D Preferred Redemption Value Per Share by (ii) the number of shares of Class D Preferred Stock for which the Class D Redemption Election has been made.

     (am) "Class D Preferred Redemption Value Per Share" means the redemption price of a share of Class D Preferred Stock which is outstanding immediately prior to the Closing, which redemption price is determined as of the Closing pursuant to the Certificate of Incorporation of Leewards.

     (an) "Class D Preferred Stock" means Leewards' Class D Senior Convertible Preferred Stock, par value $.01 per share.

     (ao) "Class D Preferred Stock Redemption Value Per Share" means (i) the Class D Preferred Redemption Value Per Share multiplied by (ii) the Pro Rata Stock Allocation.

     (ap) "Class D Redemption Election" shall have the meaning set forth in
Section 2.09 hereof.

     (aq) "Class E Conversion Election" shall have the meaning set forth in
Section 2.09 hereof.

     (ar) "Class E Preferred Cash Redemption Value Per Share" means (i) the Class E Preferred Redemption Value Per Share multiplied by (ii) the Pro Rata Cash Allocation.

     (as) "Class E Preferred Redemption Value" means the product obtained by multiplying (i) the Class E Preferred Redemption Value Per Share by (ii) the number of shares of Class E Preferred Stock for which the Class E Redemption Election has been made.

     (at) "Class E Preferred Redemption Value Per Share" means the redemption price of a share of Class E Preferred Stock which is outstanding immediately prior to the Closing, which redemption price is determined as of the Closing pursuant to the Certificate of Incorporation of Leewards.

     (au) "Class E Preferred Stock" means Leewards' Class E Senior Convertible Preferred Stock, par value $.01 per share.

     (av) "Class E Preferred Stock Redemption Value Per Share" means (i) the Class E Preferred Redemption Value Per Share multiplied by (ii) the Pro Rata Stock Allocation.

     (aw) "Class E Redemption Election" shall have the meaning set forth in
Section 2.09 hereof.

     (ax) "Closing" shall mean the closing of the transactions contemplated by this Agreement, which shall occur at 10:00 a.m., local time, on the Closing Date in the offices of Jackson & Walker, L.L.P., Suite 6000, 901 Main Street, Dallas, Texas 75202, or at such other time and place as shall be mutually agreed in writing by the parties hereto.

     (ay) "Closing Date" shall have the meaning set forth in Section 2.02.

     (az) "Closing Date Cash Value Per Eligible Common Equivalent" means the product of (i) the Closing Date Value Per Eligible Common Equivalent multiplied by (ii) the Pro Rata Cash Allocation.

     (ba) "Closing Date Stock Value Per Eligible Common Equivalent" means the product of (i) the Closing Date Value Per Eligible Common Equivalent multiplied by (ii) the Pro Rata Stock Allocation.

     (bb) "Closing Date Value Per Eligible Common Equivalent" means the remainder of (i) the Adjusted Value Per Common Equivalent minus (ii) the Escrow Adjustment Per Eligible Common Equivalent.

     (bc) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (bd) "Commitments" shall have the meaning set forth in Section 3.13(a).

     (be) "Compensation Plans" shall have the meaning set forth in Section 3.09(b).

     (bf) "Confidentiality Agreement" means that certain Confidentiality Agreement dated as of January 28, 1994 between Michaels and Leewards.

     (bg) "Controlled Group" means a controlled group (within the meaning of Section 412(N)(6)(B) of the Code) in which Leewards is a member.

     (bh) "Credit Agreement" shall mean that certain Restated and Amended Credit Agreement dated as of June 13, 1990, as amended, by and among Leewards, Citicorp North America, Inc. (as agent) and the financial institutions named therein.

     (bi) "Damages" shall have the meaning set forth in Section 10.01(c).

     (bj) "Delay Notice" shall have the meaning set forth in Section 10.02.

     (bk) "Delay Period" shall have the meaning set forth in Section 10.02.

     (bl) "DGCL" shall mean the General Corporation Law of the State of Delaware.

     (bm) "Disclosure Schedule" means the disclosure schedule prepared by Leewards delivered to Michaels pursuant to this Agreement.

     (bn) "Dissenting Shareholders" shall have the meaning set forth in Section 2.09(a).

     (bo) "Effective Time" shall have the meaning set forth in Section 2.03.

     (bp) "Eligible Common Equivalents" means the (i) the outstanding shares of Leewards Common Stock immediately prior to the Closing, (ii) the shares of Leewards Common Stock into which the outstanding number of shares of Class B Common Stock immediately prior to the Closing are convertible, (iii) the shares of Leewards Common Stock into which the shares of Class C Preferred Stock with respect to which a Class C Conversion Election has been made are convertible,
(iv) the shares of Leewards Common Stock into which the shares of Class C Common Stock issuable upon conversion of the shares of Class D Preferred Stock with respect to which a Class D Conversion Election has been made are convertible, regardless of any restrictions on such conversion, (v) the shares of Leewards Common Stock into which the shares of Class E Preferred Stock with respect to which a Class E Conversion Election has been made are convertible and (vi) with respect to Management Options not exercised prior to the Closing, the shares of Leewards Common Stock issuable upon exercise of such Management Options as of the Closing.

     (bq) "Employee Benefit Plans" shall have the meaning set forth in Section 3.10(a).

     (br) "Employee Policies and Procedures" shall have the meaning set forth in Section 3.09(d).

     (bs) "Employment Agreements" shall have the meaning set forth in Section 3.09(c).

     (bt) "Environmental Laws" means any federal, state or local laws, rules or regulations pertaining to protection of human health or the pollution or protection of the environment including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 ET SEQ.), as amended from time to time (including without limitation as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and regulations promulgated thereunder, (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 901 ET SEQ.), as amended from time to time, and regulations promulgated thereunder and (iii) those relating to asbestos or polychlorinated biphenyls.

     (bu) "ERISA" shall have the meaning set forth in Section 3.10(a).

     (bv) "Escrow Adjustment Per Eligible Common Equivalent" means the quotient obtained by dividing (i) the Escrow Deposit Amount by (ii) the number of Eligible Common Equivalents.

     (bw) "Escrow Agent" shall have the meaning set forth in Section 2.14.

     (bx) "Escrow Agreement" shall have the meaning set forth in Section 2.14.

     (by) "Escrow Deposit Amount" means $3,500,000.

     (bz) "Escrowed Shares" shall have the meaning set forth in Section 2.14.

     (ca) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (cb) "Exchange Agent" shall have the meaning set forth in Section
2.10(a).

     (cc) "Exchange Fund" shall have the meaning set forth in Section 2.10(a).

     (cd) "Exchangeable Preferred Cash Redemption Value Per Share" means (i) the Exchangeable Preferred Redemption Value Per Share multiplied by (ii) the Pro Rata Cash Allocation.

     (ce) "Exchangeable Preferred Redemption Value" means the product obtained by multiplying (i) the Exchangeable Preferred Redemption Value Per Share by (ii) the number of shares of Exchangeable Preferred Stock which are outstanding immediately prior to the Closing.

     (cf) "Exchangeable Preferred Redemption Value Per Share" means the redemption price of a share of Exchangeable Preferred Stock which is outstanding immediately prior to the Closing, which redemption price is determined as of the Closing pursuant to the Certificate of Incorporation of Leewards.

     (cg) "Exchangeable Preferred Stock" means Leewards' Exchangeable Preferred Stock, par value $.01 per share.

     (ch) "Exchangeable Preferred Stock Redemption Value Per Share" means (i) the Exchangeable Preferred Redemption Value Per Share multiplied by (ii) the Pro Rata Stock Allocation.

     (ci) "Expiration Date" shall have the meaning set forth in Section 5.15.

     (cj) "Financial Statements" shall have the meaning set forth in Section
3.07.

     (ck) "Five Day Average" means the average of the closing prices of the Michaels Common Stock on the NASDAQ-NMS for the five consecutive trading days ending on the second trading day preceding the Closing Date.

     (cl) "Franchise Agreements" means those certain Leewards Standard Franchise Agreements by and between Leewards and (i) David Godfrey and Angela Godfrey, dated December 1, 1987, with respect to the store in Henrietta, New York, (ii) David Godfrey and Angela Godfrey, undated, with respect to the store in Greece, New York, and (iii) Denel Corporation, dated November 24, 1987, with respect to the store in Holland, Ohio.

     (cm) "Fully Diluted Number of Shares" means the sum of (i) the number of outstanding shares of Leewards Common Stock immediately prior to the Closing plus (ii) the number of shares of Leewards Common Stock into which the outstanding number of shares of Class B Common Stock immediately prior to the Closing are convertible plus (iii) the number of shares of Leewards Common Stock into which the outstanding number of shares of Class C Preferred Stock with respect to which a Class C Conversion Election has been made are convertible plus (iv) the number of shares of Leewards Common Stock into which the shares of Class C Common Stock issuable upon conversion of the shares of Class D Preferred Stock with respect to which a Class D Conversion Election has been made are convertible, regardless of any restrictions on such conversion, plus (v) the number of shares of Leewards Common Stock into which the shares of Class E Preferred Stock with respect to which a Class E Conversion Election has been made are convertible plus (vi) with respect to Options not exercised prior to the Closing, the number of shares of Leewards Common Stock into which the Management Options and the Non-Management Options are exercisable plus (vii) if the Warrant Put Option is not exercised prior to the Closing, the number of shares of Leewards Common Stock issuable upon conversion of the shares of Class B Common Stock into which the Warrant is exercisable. The Fully Diluted Number of Shares shall not include (i) any number of shares of Leewards Common Stock issuable upon conversion of shares of Class C Preferred Stock with respect to which a Class C Redemption Election has been made, shares of Class D Preferred Stock with respect to which a Class D Redemption Election has been made or shares of Class E Preferred Stock with respect to which a Class E Redemption Election has been made, (ii) any number of shares of Leewards Common Stock for Options which are not Management Options or Non-Management Options as of the Closing and (iii) any number of shares of Leewards Common Stock issuable upon exercise of the Warrant if the Warrant Put Option is exercised.

     (cn) "GAAP" shall have the meaning set forth in Section 3.07.

     (co) "H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     (cp) "Leewards Balance Sheet Date" shall have the meaning set forth in
Section 3.07.

     (cq) "Leewards Capital Stock" means, collectively, the Leewards Common Stock, Class B Common Stock, Class C Common Stock, Exchangeable Preferred Stock, Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock.

     (cr) "Leewards Common Stock" means Leewards' Common Stock, par value $.01 per share.

     (cs) "Leewards Shares" means the issued and outstanding shares of Leewards Capital Stock.

     (ct) "Lock Up Period" shall have the meaning set forth in Section
10.02(b).

     (cu) "Management Options" means those Options issued pursuant to the agreements specified in subsections (iii), (iv) and (v) of the definition of "Options" herein for which the Closing Date Value Per Eligible Common Equivalent exceeds the Option Exercise Price for such Options.

     (cv) "Material Adverse Change" shall mean, as regards to Leewards or Michaels, as applicable, a material adverse change in the condition (financial or otherwise), operations, assets or liabilities, of such entity and its subsidiaries, if any, taken as a whole.

     (cw) "Material Adverse Effect" shall mean, as regards to Leewards or Michaels, as applicable, a material adverse effect on the condition (financial or otherwise), operations, assets or liabilities of such entity and its subsidiaries, if any, taken as a whole.

     (cx) "Merger" shall have the meaning set forth in Section 2.01.

     (cy) "Merger Consideration" shall have the meaning set forth in Section 2.09(a).

     (cz) "Michaels Common Stock" means the Common Stock, par value $.10 per share, of Michaels.

     (da) "Michaels Group" shall have the meaning set forth in Section
2.09(a).

     (db) "Michaels Transaction Expenses" shall have the meaning set forth in
Section 12.02(b).

     (dc) "Montgomery Fee" means the fees and expenses payable by Leewards to Montgomery Securities in connection with the transactions contemplated by this Agreement, including, without limitation, the compensation paid by or to be paid by Leewards to Montgomery Securities pursuant to that certain letter agreement dated January 25, 1994, as amended.

     (dd) "MONY Prepayment Fee" means the prepayment premium required pursuant to the terms of that certain Purchase Agreement, by and among Leewards and the purchasers set forth therein with respect to the Senior Subordinated Notes, as amended.

     (de) "NASDAQ-NMS" means the National Association of Securities Dealers Automatic Quotation - National Market System.

     (df) "Net Proceeds Per Share" means the public offering price per share in the Cash Offering minus the underwriting discount per share.

     (dg) "Non-Management Options" means those Options issued pursuant to the plans and agreements specified in subsections (i) and (ii) of the definition of "Options" herein for which the Adjusted Value Per Common Equivalent exceeds the Option Exercise Price for such Options.

     (dh) "Option Agreements" means the agreements between Leewards and each holder of the Options.

     (di) "Option Exercise Price" means, with respect to each Option which is not exercised prior to the Closing, the consideration which would be payable upon the exercise of such Option.

     (dj) "Options" means those certain options to purchase Leewards Common Stock issued pursuant to (i) the 1989 Stock Bonus/Option Plan of Leewards, as amended, (ii) the 1993 Stock Option Plan of Leewards, as amended, (iii) Management Option Agreement between Leewards and John A. Popple, as amended,
(iv) Management Option Agreement between Leewards and David E. Bolen, as amended, and (v) Management Option Agreement between Leewards and Jon Browne, as amended.

     (dk) "ordinary course of business" means the usual and customary way in which Leewards has conducted its business in the past.

     (dl) "Personal Property" shall have the meaning set forth in Section
3.12(b).

     (dm) "Piggy-Back Registration" shall have the meaning set forth in
Section 10.03(a).

     (dn) "Proprietary Rights" shall have the meaning set forth in Section 3.15(a).

     (do) "Pro Rata Cash Allocation" means, if the Cash Offering occurs, the ratio obtained by dividing (i) the Net Proceeds by (ii) the Adjusted Value to Common Equivalents plus the Class A Preferred Redemption Value, plus the Class B Preferred Redemption Value, plus the Exchangeable Preferred Redemption Value, plus the Class C Preferred Redemption Value, plus the Class D Preferred Redemption Value, plus the Class E Preferred Redemption Value, minus the Aggregate Option and Warrant Value, minus the amounts payable with respect to the Non-Management Options, the Management Options and the Warrant pursuant to
Section 2.09(a).

     (dp) "Pro Rata Stock Allocation" means the remainder of (i) one minus
(ii) the Pro Rata Cash Allocation.

     (dq) "Prospectus" shall have the meaning set forth in Section 10.01(f).

     (dr) "Real Property" shall have the meaning set forth in Section
3.12(a).

     (ds) "Registrable Securities" means the Michaels Common Stock issued to the Stockholders pursuant to this Agreement, the Michaels Common Stock distributed to the Stockholders pursuant to the Escrow Agreement and any shares of Michaels Common Stock issued by Michaels in respect thereof pursuant to any stock dividend, stock split or other similar recapitalization on or with respect to the shares of Michaels Common Stock issued pursuant to this Agreement or distributed to the Stockholders pursuant to the Escrow Agreement or other Registrable Securities.

     (dt) "Registration Statement" shall have the meaning set forth in
Section 10.01.

     (du) "Reports" means Michaels' Annual Report on Form 10-K for the fiscal year ended January 30, 1994 and all other documents filed subsequent to January 30, 1994 under the Exchange Act, each in the form (excluding exhibits) filed with the SEC.

     (dv) "Returns" shall have the meaning set forth in Section 3.17.

     (dw) "Sale Period" shall have the meaning set forth in Section 10.02.

     (dx) "Schedule [ # ]" - references to a Schedule herein shall mean a reference to the applicable section of the Disclosure Schedule of Leewards.

     (dy) "SEC" means the Securities and Exchange Commission.

     (dz) "Securities Act" shall mean the Securities Act of 1933, as amended.

     (ea) "Senior Debt" means the indebtedness of Leewards under the Credit Agreement.

     (eb) "Senior Subordinated Notes" means those certain 13.5% Senior Subordinated Notes due 2000 in the original principal amount of $14,884,000, as amended, and the notes issued in lieu of the cash payment of interest due thereunder.

     (ec) "Stockholder" means each holder of Leewards Shares and "Stockholders" means all holders of Leewards Shares.

     (ed) "Surviving Corporation" shall have the meaning set forth in
Section 2.01.

     (ee) "Transaction Expenses" means the legal and accounting expenses in excess of $500,000 incurred by Leewards in connection with the negotiation and execution of this Agreement and the closing of the Merger. Transaction Expenses shall not include legal and accounting expenses (i) of individuals employed by Leewards (including the officers of Leewards) or (ii) incurred by Leewards in connection with assisting Michaels or Newco with any equity or debt financing undertaken by Michaels or Newco or in connection with any matter other than those matters specified in the previous sentence.

     (ef) "Unaudited Financial Statements" shall have the meaning set forth in Section 3.07.

     (eg) "Warrant" means that certain Warrant To Purchase Class B Common Stock of Leewards issued to Citicorp North America, Inc., as amended and modified.

     (eh) "Warrant Exercise Price" means the consideration which would be payable upon exercise of the Warrant.

     (ei) "Warrant Put Option" means the option of the holder of the Warrant to require Leewards to purchase the Warrant from such holder pursuant to the terms of the Warrant or any other arrangement pursuant to which the Warrant is to be repurchased or terminated (other than this Agreement).

                                   ARTICLE II.

                                   THE MERGER

     SECTION 2.01. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Newco shall be merged with and into Leewards in accordance with this Agreement and the separate corporate existence of Newco shall thereupon cease (the "Merger") and the Merger is intended to be a reverse triangular merger and "tax-free reorganization" pursuant to Section 368(a) of the Code. Leewards shall be the surviving corporation in the Merger (in such capacity, hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the state of its incorporation, and the separate corporate existence of Leewards with all its rights,privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger, except as set forth herein. The Merger shall have the effects specified in the DGCL.

     SECTION 2.02. THE CLOSING. The Closing shall take place (a) on the earlier of (i) July 31, 1994, or (ii) ten days (or the next succeeding business day if such tenth day is not a business day) after the closing of the underwritten offering of Michaels Common Stock contemplated in Section 2.08(b); provided, in each case that the conditions set forth in Articles VII and VIII hereof shall be fulfilled or waived in accordance with this Agreement; provided, further, that if the conditions set forth in Sections 7.06 and 8.06 have not been fulfilled on or before the date otherwise determined pursuant to this clause (a), the Closing shall take place two business days after such conditions are fulfilled or (b) at such other time and/or on such other date as Leewards and Michaels may agree in writing, subject, in all cases, to Article XII. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     SECTION 2.03. EFFECTIVE TIME. If all the conditions to the Merger set forth in Articles VII and VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with
Article XII, the parties hereto shall cause to be properly executed and filed on the Closing Date a Certificate of Merger meeting the requirements of Section 251 of the DGCL. The Merger shall become effective at the time of the filing of such document with the Secretary of State of the State of Delaware in accordance with such laws or at such later time which the parties hereto have theretofore agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

     SECTION 2.04. CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. Effective at the Effective Time, the Certificate of Incorporation of Leewards shall be the Certificate of Incorporation of the Surviving Corporation, as amended as reflected on EXHIBIT 2.04.

     SECTION 2.05. BYLAWS OF SURVIVING CORPORATION. The Bylaws of Newco in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with their terms.

     SECTION 2.06. DIRECTORS OF THE SURVIVING CORPORATION. The directors of Newco immediately prior to the Effective Time shall, from and after the Effective Time, be and become directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     SECTION 2.07. OFFICERS OF THE SURVIVING CORPORATION. The officers of Newco immediately prior to the Effective Time shall, from and after the Effective Time, be and become the officers of the Surviving Corporation until their earlier death, resignation or removal.

     SECTION 2.08.  AGGREGATE MERGER CONSIDERATION.

     (a) The total number of shares of Michaels Common Stock to be issued in connection with the Merger as set forth in Section 2.09 below (including the shares to be deposited in escrow pursuant to Section 2.14) shall not exceed 1,550,000 shares of Michaels Common Stock. The total number of shares of Michaels Common Stock to be issued shall equal 1,550,000 shares less a number of shares of Michaels Common Stock equal to (x) the sum of (i) the Montgomery Fee plus (ii) the Citicorp Repurchase Price (if the Warrant Put Option is exercised) plus (iii) one-half of the MONY Prepayment Fee plus (iv) all cash paid to holders of the Options or the Warrant (if the Warrant Put Option is not exercised) pursuant to Section 2.09(a) plus (v) the Transaction Expenses, such sum divided by (y) the Five Day Average.

     (b) If Michaels consummates an underwritten offering of Michaels Common Stock on or before the Closing Date resulting in either (i) Net Proceeds Per Share of at least $42.00, the total number of shares of Michaels Common Stock to be issued in connection with the Merger as calculated pursuant to Section 2.08(a) shall be reduced by an amount equal to 25% of the total number of shares sold in such offering (excluding the underwriters' over-allotment option) (not to exceed 750,000 shares) and, in lieu thereof, cash equal to the Cash Proceeds shall be distributed in connection with the Merger or (ii) Net Proceeds Per Share of at least
$39.00, the total number of shares of Michaels Common Stock to be issued in connection with the Merger as calculated pursuant to Section 2.08(a) shall be reduced by an amount equal to 25% of the total number of shares sold in such offering (excluding the underwriters' over-allotment option) (not to exceed 500,000 shares) and, in lieu thereof, cash equal to Cash Proceeds shall be distributed in connection with the Merger. The determination of whether (i) or (ii) above applies to the underwritten offering shall be determined by notice from Leewards to Michaels on or before June 5, 1994. If Leewards fails to provide notice on or before June 5, 1994, it shall be deemed to elect (ii) above.

     SECTION 2.09. CONVERSION OF LEEWARDS SHARES. The manner of converting shares of Leewards and Newco in the Merger shall be as follows:

     (a) Subject to Section 2.14, at the Effective Time, each Leewards Share issued and outstanding as of the Effective Time (other than any Leewards Shares owned by Michaels, Newco or any other subsidiary of Michaels (the "Michaels Group")), and Leewards Shares which are held by stockholders ("Dissenting Shareholders") exercising appraisal rights pursuant to Section 262 of the DGCL, and Leewards Capital Stock held in Leewards' treasury), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive shares of validly issued, fully paid and nonassessable shares of Michaels Common Stock and the cash, if any, to be included in the aggregate merger consideration pursuant to Section 2.08(b) (the "Merger Consideration") in the following manner:

          (i)  If the Cash Offering does not occur:

               (A) The holders of shares of Class C Preferred Stock shall have the right to elect to receive for such shares of Class C Preferred Stock either (x) the number of shares of Michaels Common Stock determined pursuant to Section 2.09(a)(iii)(G) (the election pursuant to this clause (x) is referred to herein as the "Class C Redemption Election") or (y) the number of shares of Michaels Common Stock determined pursuant to Section 2.09(a)(iii)(F) hereof (the election pursuant to this clause (y) is referred to herein as the "Class C Conversion Election"). Each holder of shares of Class C Preferred Stock shall elect the Class C Redemption Election or the Class C Conversion Election by written notice to Leewards delivered on or before the Closing.

               (B) The holders of shares of Class D Preferred Stock shall have the right to elect to receive for such shares of Class D Preferred Stock either (x) the number of shares of Michaels Common Stock determined pursuant to Section 2.09(a)(iii)(I) (the election pursuant to this clause (x) is referred to herein as the "Class D Redemption Election") or (y) the number of shares of Michaels

          Common Stock determined pursuant to Section 2.09(a)(iii)(H) hereof (the election pursuant to this clause (y) is referred to herein as the "Class D Conversion Election"). Each holder of shares of Class D Preferred Stock shall elect the Class D Redemption Election or the Class D Conversion Election by written notice to Leewards delivered on or before the Closing.

               (C) The holders of shares of Class E Preferred Stock shall have the right to elect to receive for such shares of Class E Preferred Stock either (x) the number of shares of Michaels Common Stock determined pursuant to Section 2.09(a)(iii)(K) (the election pursuant to this clause (x) is referred to herein as the "Class E Redemption Election") or (y) the number of shares of Michaels Common Stock determined pursuant to Section 2.09(a)(iii)(J) hereof (the election referred to in this clause (y) is referred to herein as the "Class E Conversion Election"). Each holder of shares of Class E Preferred Stock shall election the Class E Redemption Election or the Class E Conversion Election by written notice delivered to Leewards on or before the Closing.

          (ii) If the Cash Offering occurs:

               (A) The holders of shares of Class C Preferred Stock shall have the right to elect to receive for such shares of Class C Preferred Stock either (x) the consideration determined pursuant to Section 2.09(a)(iv)(G) (the election pursuant to this clause (x) is referred to herein as the "Class C Redemption Election") or (y) the consideration determined pursuant to Section 2.09(a)(iv)(F) hereof (the election pursuant to this clause (y) is referred to herein as the "Class C Conversion Election"). Each holder of shares of Class C Preferred Stock shall elect the Class C Redemption Election or the Class C Conversion Election by written notice to Leewards delivered on or before the Closing.

               (B) The holders of shares of Class D Preferred Stock shall have the right to elect to receive for such shares of Class D Preferred Stock either (x) the consideration determined pursuant to Section 2.09(a)(iv)(I) (the election pursuant to this clause (x) is referred to herein as the "Class D Redemption Election") or (y) the consideration determined pursuant to Section 2.09(a)(iv)(H) hereof (the election pursuant to this clause (y) is referred to herein as the "Class D Conversion Election"). Each holder of shares of Class D Preferred Stock shall elect the Class D Redemption Election or the Class D Conversion Election by written notice to Leewards delivered on or before the Closing.

               (C) The holders of shares of Class E Preferred Stock shall have the right to elect to receive for such shares of Class E Preferred Stock either (x) the consideration determined pursuant to Section 2.09(a)(iv)(K) (the election pursuant to this clause (x) is referred to herein as the "Class E Redemption

          Election") or (y) the consideration determined pursuant to Section 2.09(a)(iv)(J) hereof (the election pursuant to this clause (y) is referred to herein as the "Class E Conversion Election"). Each holder of shares of Class E Preferred Stock shall elect the Class E Redemption Election or the Class E Conversion Election by written notice delivered to Leewards on or before the Closing.

          (iii)     If the Cash Offering does not occur:

               (A) Each share of Leewards Common Stock and Class C Common Stock shall be converted into that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (x) the Closing Date Value Per Eligible Common Equivalent by (y) the Five Day Average.

               (B) Each share of Class B Common Stock shall be converted into that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (x) the product of the Closing Date Value Per Eligible Common Equivalent multiplied by the Class B Conversion Ratio by (y) the Five Day Average.

               (C) Each share of Class A Preferred Stock shall be converted into that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (x) the Class A Preferred Redemption Value Per Share by (y) the Five Day Average.

               (D) Each share of Class B Preferred Stock shall be converted into that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (x) the Class B Preferred Redemption Value Per Share by (y) the Five Day Average.

               (E) Each share of Exchangeable Preferred Stock shall be converted into that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (x) the Exchangeable Preferred Redemption Value Per Share by (y) the Five Day Average.

               (F) Each share of Class C Preferred Stock for which a Class C Conversion Election is made shall be converted into that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (x) the Closing Date Value Per Eligible Common Equivalent by
          (y) the Five Day Average.

               (G) Each share of Class C Preferred Stock for which a Class C Redemption Election is made shall be converted into that number of shares of

          Michaels Common Stock equal to the quotient obtained by dividing (x) the Class C Preferred Redemption Value Per Share by (y) the Five Day Average.

               (H) Each share of Class D Preferred Stock for which a Class D Conversion Election is made shall be converted into that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (x) the Closing Date Value Per Eligible Common Equivalent by
          (y) the Five Day Average.

               (I) Each share of Class D Preferred Stock for which a Class D Redemption Election is made shall be converted into that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (x) the Class D Preferred Redemption Value Per Share by (y) the Five Day Average.

               (J) Each share of Class E Preferred Stock for which a Class E Conversion Election is made shall be converted into that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (x) the Closing Date Value Per Eligible Common Equivalent by
          (y) the Five Day Average.

               (K) Each share of Class E Preferred Stock for which a Class E Redemption Election is made shall be converted into that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (x) the Class E Preferred Redemption Value Per Share by (y) the Five Day Average.

          (iv) If the Cash Offering occurs:

               (A) Each share of Leewards Common Stock and Class C Common Stock shall be converted into the right to receive: (x) that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (I) the Closing Date Stock Value Per Eligible Common Equivalent by (II) the Five Day Average and (y) cash in an amount equal to the Closing Date Cash Value Per Eligible Common Equivalent.

               (B) Each share of Class B Common Stock shall be converted into the right to receive: (x) that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (I) the product of the Closing Date Value Per Eligible Common Equivalent multiplied by the Class B Conversion Ratio by (II) the Five Day Average and (y) cash in an amount equal to the product of (I) the Closing Date Cash Value Per Eligible Common Equivalent multiplied by (II) the Class B Conversion Ratio.

               (C) Each share of Class A Preferred Stock shall be converted into the right to receive: (x) that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (I) the Class A Preferred Stock Redemption Value Per Share by (II) the Five Day Average and (y) cash in an amount equal to the Class A Preferred Cash Redemption Value Per Share.

               (D) Each share of Class B Preferred Stock shall be converted into the right to receive: (x) that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (I) the Class B Preferred Stock Redemption Value Per Share by (II) the Five Day Average and (y) cash in an amount equal to the Class B Preferred Cash Redemption Value Per Share.

               (E) Each share of Exchangeable Preferred Stock shall be converted into the right to receive: (x) that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (I) the Exchangeable Preferred Stock Redemption Value Per Share by (II) the Five Day Average and (y) cash in an amount equal to the Exchangeable Preferred Cash Redemption Value Per Share.

               (F) Each share of Class C Preferred Stock for which a Class C Conversion Election is made shall be converted into the right to receive: (x) that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (I) the Closing Date Value Per Eligible Common Equivalent by (II) the Five Day Average and (y) cash in an amount equal to the Closing Date Cash Value Per Common Equivalent.

               (G) Each share of Class C Preferred Stock for which a Class C Redemption Election is made shall be converted into the right to receive: (x) that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (I) the Class C Preferred Stock Redemption Value Per Share by (II) the Five Day Average and (y) cash in an amount equal to the Class C Preferred Cash Redemption Value Per Share.

               (H) Each share of Class D Preferred Stock for which a Class D Conversion Election is made shall be converted into the right to receive: (x) that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (I) the Closing Date Value Per Eligible Common Equivalent by (II) the Five Day Average and (y) cash in an amount equal to the Closing Date Cash Value Per Common Equivalent.

               (I) Each share of Class D Preferred Stock for which a Class D Redemption Election is made shall be converted into the right to receive: (x) that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (I) the Class D Preferred Stock Redemption Value Per Share by (II) the Five Day Average and (y) cash in an amount equal to the Class D Preferred Cash Redemption Value Per Share.

               (J) Each share of Class E Preferred Stock for which a Class E Conversion Election is made shall be converted into the right to receive: (x) that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (I) the Closing Date Value Per Eligible Common Equivalent by (II) the Five Day Average and (y) cash in an amount equal to the Closing Date Cash Value Per Eligible Common Equivalent.

               (K) Each share of Class E Preferred Stock for which a Class E Redemption Election is made shall be converted into the right to receive: (x) that number of shares of Michaels Common Stock equal to the quotient obtained by dividing (I) the Class E Preferred Stock Redemption Value Per Share by (II) the Five Day Average and (y) cash in an amount equal to the Class E Preferred Cash Redemption Value Per Share.

          (v) Each Non-Management Option for a share of Leewards Common Stock which is not exercised prior to the Closing, whether or not such Non-Management Option was exercisable at or prior to the Closing, shall be converted into the right to receive from Michaels an amount in cash equal to the remainder of (A) the Adjusted Value Per Common Equivalent minus (B) the Option Exercise Price for such Option.

          (vi) Each Management Option for a share of Leewards Common Stock which is not exercised prior to the Closing shall be converted into the right to receive from Michaels an amount in cash equal to the remainder of (A) the Closing Date Value Per Eligible Common Equivalent minus (B) the Option Exercise Price for such Option.

          (vii) If the Warrant Put Option is not exercised prior to the Closing, the Warrant shall be converted into the right to receive from Michaels an amount in cash equal to the product of (A) the remainder of (1) the Adjusted Value Per Common Equivalent multiplied by the Class B Conversion Ratio minus (2) the Warrant Exercise Price, multiplied by (B) the number of shares of Class B Common Stock then issuable upon exercise of the Warrant in its entirety.

          (viii) Options which are neither Management Options nor Non-Management Options as of the Closing shall be cancelled.

     (b) At the Effective Time, as a result of the Merger and without any action on the part of the holder thereof, all Leewards Shares issued and outstanding at the Effective Time shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any such Leewards Shares shall thereafter cease to have any rights with respect to such Leewards Shares, except the right to receive, without interest, the Merger Consideration and cash for fractional interests of the Michaels Common Stock in accordance with Section 2.09(a) upon the surrender of such Certificate, or the right of Dissenting Shareholders to receive "fair value" pursuant to Section 2.09(d).

     (c) Each Leewards Share issued and outstanding at the Effective Time and owned by any of the Michaels Group, and each Leewards Share held in Leewards' treasury at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

     (d) Each Leewards Share issued and outstanding at the Effective Time and held by Dissenting Shareholders, by virtue of the Merger and without action on the part of the holder thereof, shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each Dissenting Shareholder shall thereafter cease to have any rights with respect to such Leewards Shares, except the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Leewards Shares as determined in accordance with the DGCL.

     (e) At the Effective Time, each share of Common Stock, par value $0.01 per share, of Newco issued and outstanding as of the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of validly issued, fully paid and nonassessable share of Leewards Common Stock.

     SECTION 2.10.  EXCHANGE OF CERTIFICATES REPRESENTING LEEWARDS SHARES.

     (a) As of the Effective Time, Michaels shall deposit, or shall cause to be deposited, at the expense of Michaels and with an exchange agent selected by Michaels, which shall be the transfer agent for Michaels Common Stock (the "Exchange Agent"), for the benefit of the holders of Leewards Shares and for exchange in accordance with this Article II, certificates representing the aggregate number of shares of Michaels Common Stock computed in accordance with
Section 2.08(a) and cash, if required pursuant to Section 2.08(b), in order to permit the Exchange Agent to make deliveries pursuant to Section 2.09 hereof (such certificates for shares of Michaels Common Stock, together with the amount of any dividends or distributions with respect thereto, and the cash, if any, being hereinafter referred to as the "Exchange Fund") in exchange for outstanding Leewards Shares.

     (b) Promptly after the Effective Time, Michaels shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record (other than any of the Michaels Group or any Dissenting Shareholder) of a Certificate or Certificates (i) a letter of transmittal which shall specify that delivery shall be effected, and the risk of loss and title to the Certificates shall pass, upon (and only upon) delivery of the Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Michaels may reasonably specify, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Michaels Common Stock and cash, if any. Upon surrender to the Exchange Agent of a Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto to the Exchange Agent's reasonable satisfaction, the holder of such Certificate shall receive in exchange therefor a certificate representing that number of shares of Michaels Common Stock and unpaid dividends and distributions, if any, and cash, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the amount payable upon surrender of Certificates. In the event of a transfer of ownership of Leewards Shares that is not registered in the transfer records of Leewards, a certificate representing the proper number of shares of Michaels Common Stock may be issued and cash, if any, distributed to such a transferee if the Certificate representing such Leewards Shares is presented to the Exchange Agent, accompanied by all documents reasonably required by Michaels or the Transfer Agent to evidence and effect such transfer of Leewards Shares and to evidence that any applicable stock transfer taxes have been paid.

     (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions on Michaels Common Stock, if any is declared, shall be paid with respect to any Leewards Shares or other securities represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of certificates representing shares of Michaels Common Stock issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore payable with respect to such shares of Michaels Common Stock and not paid, less the amount of any withholding taxes that may be required thereon, (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender thereof and a payment date subsequent to surrender thereof payable with respect to such shares of Michaels Common Stock, less the amount of any withholding taxes which may be required thereon, and (iii) the cash portion of the Merger Consideration, if any.

     (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of Leewards of Leewards Shares that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates for shares of Michaels Common Stock in accordance with the procedures set forth in this Article II.

     (e) Notwithstanding Section 2.09 or any other provision of this Section 2.10, no fractional shares of Michaels Common Stock will be issued and any holder of Leewards Shares entitled hereunder to receive a fractional share of Michaels Common Stock but for this Section 2.10(e) will be entitled hereunder to receive a cash payment in lieu thereof reflecting such holder's proportionate interest in a share of Michaels Common Stock multiplied by the Five Day Average.

     (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of Michaels Common Stock) that is unclaimed by the former stockholders of Leewards during the one year period after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of Leewards who have not theretofore complied with this Article II shall thereafter look to the Surviving Corporation only as general creditors for payment of their shares of Michaels Common Stock, and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Michaels Common Stock, if any, deliverable in respect of each Leewards Share such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

     (g) None of Leewards, Michaels, the Surviving Corporation, Newco, the Exchange Agent or any other person shall be liable to any former holder of Leewards Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Michaels with respect to any person or entity that is not an institutional investor, the posting by such person of a bond in such reasonable amount as Michaels may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate shares of Michaels Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Michaels Common Stock, if any, as provided in Section 2.10(c), deliverable in respect thereof pursuant to this Agreement.

     SECTION 2.11. ADJUSTMENT OF NUMBER OF SHARES. In the event that between the date of this Agreement and the Effective Time, Michaels or Leewards changes the number of shares of Michaels Common Stock or Leewards Capital Stock, respectively, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the computations involving Michaels Common Stock shall be appropriately adjusted.

     SECTION 2.12. DISSENTERS' RIGHTS. Any Dissenting Shareholder who shall be entitled to "fair value" of his Leewards Shares as provided in Section 262 of the DGCL shall not be entitled to the Merger Consideration, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost his dissenter's rights with respect to the Merger under the DGCL and shall be entitled to receive from Michaels only the payment to the extent provided for in connection with Section 262 of the DGCL with respect to such Leewards Shares. If any Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn his dissenter's rights, the Leewards Shares held by such Dissenting Shareholder shall thereupon by treated as though such Leewards Shares had been converted into the Merger Consideration pursuant to Section 2.09 and such Dissenting Shareholder shall thereupon have the exchange rights provided under Section 2.10.

     SECTION 2.13. SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of Leewards or Newco acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out this Agreement, and to effect the cancellation of all outstanding Leewards Shares in return for the consideration set forth in this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Leewards, each Stockholder and Newco or otherwise, to carry out all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of Leewards and Newco or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 2.14. ESCROW. In addition to the shares issuable, and cash payable at the Closing pursuant to Section 2.09, if any, at the Effective Time, Michaels shall deposit in escrow a number of shares of Michaels Common Stock equal to the Escrow Deposit Amount divided by the Five Day Average (the "Escrowed Shares"), pursuant to the terms of an Escrow Agreement (the "Escrow Agreement") in the form attached hereto as EXHIBIT 2.14, to be entered into among certain Stockholders, Michaels and Society National Bank, as escrow agent (the "Escrow Agent"). The Escrowed Shares shall be issued in the name of the Escrow Agent, as escrow agent. The Escrowed Shares shall be released from escrow, after provision for any Damages for which Michaels may be entitled to be indemnified pursuant to Article XI, in accordance with the terms of the Escrow Agreement.


                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF LEEWARDS

     Leewards represents and warrants that the following are true and correct as of the date hereof:

     SECTION 3.01. ORGANIZATION AND GOOD STANDING; QUALIFICATION. Leewards is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Leewards is duly qualified to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, which jurisdictions are listed in SCHEDULE 3.01, except where the failure to be qualified or licensed would not have a Material Adverse Effect. Except as set forth on SCHEDULE 3.01, Leewards does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, or participation interest in any corporation, partnership, joint venture or other entity.

     SECTION 3.02. CAPITALIZATION. The authorized capital stock of Leewards as of the date of this Agreement consists of (a) 4,000,000 shares of Leewards Common Stock, of which 78,281 shares are issued and outstanding, (b) 300,000 shares of Class B Common Stock, of which 73,275 shares are issued and outstanding, (c) 600,000 shares of Class C Common Stock, of which no shares are issued or outstanding and (d) 3,300,000 shares Preferred Stock, of which (i) 800,000 shares are designated Exchangeable Preferred Stock, of which 470,053.45 shares are issued and outstanding, (ii) 4,000 shares are designated Class A Preferred Stock, of which 2,348.8 shares are issued and outstanding, (iii) 4,700 shares are designated Class B Preferred Stock, of which 2,765.8 shares are issued and outstanding, (iv) 562,500 shares are designated Class C Preferred Stock, of which 549,629 shares are issued and outstanding, (v) 194,035 shares are designated Class D Preferred Stock, all of which shares are issued and outstanding, and (vi) 129,712 shares are designated Class E Preferred Stock, all of which shares are issued and outstanding. The Stockholders own of record all of the issued and outstanding Leewards Capital Stock, free and clear of all security interests, liens, adverse claims, encumbrances, voting trusts, voting agreements, proxies and shareholders' agreements, in the respective amounts set forth in SCHEDULE 3.02, except to the extent disclosed on SCHEDULE 3.02. All shares of Leewards Capital Stock are legally and validly issued, fully paid and nonassessable. Other than Leewards Capital Stock reserved for issuance upon conversion or exercise of the Class B Common Stock, the Class C Common Stock, the Class C Preferred Stock, the Class D Preferred Stock, the Class E Preferred Stock, the Warrant and the Options and except as set forth in Schedule 3.02, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of Leewards. SCHEDULE 3.02 sets forth a list of the holders of the Options and the Warrant and a description of their exercise prices, and expiration dates. No shares of capital stock are owned by Leewards in treasury. No shares of capital stock of Leewards have been issued or transferred of record in violation of the preemptive rights, rights of first refusal or similar rights of any Stockholders in any agreement to which Leewards is a party. Leewards has no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the Stockholders on any matter.

     SECTION 3.03. CORPORATE RECORDS. The copies of the Certificate of Incorporation and Bylaws, and all amendments thereto, of Leewards that have been delivered or made available to Michaels or its representatives or agents are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of Leewards, copies of which have been delivered or made available to Michaels or its representatives or agents, contain minutes of the meetings of, and accurate consents to actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of Leewards since its formation, which adequately reflect material corporate transactions except where the failure to so reflect such transactions would not have a Material Adverse Effect.

     SECTION 3.04. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Leewards of this Agreement and the consummation of the transactions contemplated hereby have been, and the execution, delivery and performance by Leewards of the other agreements contemplated hereby to which Leewards is a party and the consummation of the transactions contemplated thereby, have been or will be as of the Closing Date, duly authorized by the Board of Directors of Leewards. This Agreement has been, and each other agreement contemplated hereby has been or will be as of the Closing Date, duly executed and delivered by Leewards, and this Agreement constitutes, and such other agreements constitute or will constitute, legal, valid and binding obligations of Leewards enforceable against Leewards in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     SECTION 3.05. NO VIOLATION. Except as set forth in SCHEDULE 3.05, neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, (i) the Certificate of Incorporation or Bylaws of Leewards, (ii) any agreement, indenture or other instrument under which Leewards is bound or to which any of the assets of Leewards are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the assets of any of Leewards or (iii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body, which, in the case of clauses (ii) and (iii), would have a Material Adverse Effect.

     SECTION 3.06. CONSENTS. Except as may be required under the H-S-R Act or as set forth in SCHEDULE 3.06, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Leewards, except where the failure to obtain such consent, authorization, approval, permit or license, or to make such filing, would not have a Material Adverse Effect.

     SECTION 3.07.  FINANCIAL STATEMENTS.  Leewards has furnished to Michaels
(i) a draft of the audited balance sheet of Leewards as at January 30, 1994, and related statements of income and cash flows for the fiscal year then ended, including the notes thereto (the "Audited Financial Statements"), (ii) the unaudited balance sheet of the Company as at May 1, 1994 (the "Leewards Balance Sheet Date"), and related unaudited statements of income and cash flows for the three fiscal months then ended (the "Unaudited Financial Statements"; the Audited Financial Statements and the Unaudited Financial Statements are collectively referred to as the "Financial Statements") and (iii) a projected balance sheet as of, and projection of cash flows through, July

31, 1994. The Financial Statements are in accordance with the books and records of Leewards, have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis and fairly present the financial condition and the results of operations as of the dates for the periods indicated, except that the Unaudited Financial Statements do not contain footnotes and that the Unaudited Financial Statements characterize the Senior Subordinated Notes as long-term debt.

     SECTION 3.08.  LIABILITIES AND OBLIGATIONS.  Except as set forth in
SCHEDULE 3.08, the Financial Statements reflect all current liabilities of Leewards, accrued, contingent or otherwise (known or unknown and asserted or unasserted) that are required to be reflected in Financial Statements in accordance with GAAP, and any material liability or obligation of Leewards that will become due as a result of the consummation of the Merger that would be required to be reflected in a balance sheet of Leewards as of the Closing Date in accordance with GAAP immediately after the Merger (including, without limitation, severance obligations, debt repayment obligations and similar liabilities which will become due but excluding liabilities which will become due under real property leases). Except as set forth in the Financial Statements or SCHEDULE 3.08, Leewards is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any other person, corporation, association, partnership, joint venture, trust or other entity, and Leewards does not know of any valid basis for the assertion against Leewards, of any other claim or liability of any nature, which debt, obligation, dividend, claim or liability would have a Material Adverse Effect.

     SECTION 3.09.  EMPLOYEE MATTERS.

     (a) CASH COMPENSATION. Leewards has delivered or made available to Michaels or its representatives (i) a list of the names, titles and cash compensation, including without limitation, wages, salaries, bonuses (discretionary and formula) and other cash compensation ("Cash Compensation") of all employees of Leewards for the calendar year ended December 31, 1993 and (ii) a list of (x) except for pay raises effected in the ordinary course of business as of February 1, 1994 and May 1, 1994, all increases in Cash Compensation of employees of Leewards during the current fiscal year and (y) any promised increases in Cash Compensation of employees of Leewards that have not yet been effected.

     (b) COMPENSATION PLANS. SCHEDULE 3.09(b) contains a complete and accurate list of all material compensation plans or arrangements (the "Compensation Plans") sponsored by Leewards or to which Leewards contributes on behalf of its employees, other than Employee Benefit Plans listed in SCHEDULE 3.10(a). The Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. Leewards has provided or made available to Michaels or its representatives or agents a copy of each written Compensation Plan.

     (c) EMPLOYMENT AGREEMENTS. Except as set forth in SCHEDULE 3.09(c) and in the Option Agreements, Leewards is not a party to any employment agreement ("Employment Agreements") with respect to any of its employees except for oral "at will" employment agreements. Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements.

     (d) EMPLOYEE POLICIES AND PROCEDURES. SCHEDULE 3.09(d) contains a complete and accurate list of all material written employee manuals, policies, procedures and work-related rules that currently apply to employees of Leewards (the "Employee Policies and Procedures"). Leewards has provided or made available to Michaels or its representatives or agents a copy of all written Employee Policies and Procedures. To the knowledge of Leewards, there are no unwritten Employee Policies and Procedures except as would not have a Material Adverse Effect.

     (e) UNWRITTEN AMENDMENTS. To the knowledge of Leewards, no unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans or Employee Policies and Procedures.

     (f) UNIONS. Leewards has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of Leewards are represented by any union, labor organization or collective bargaining unit in connection with their employment with Leewards. To the best knowledge of Leewards, none of the employees of Leewards has threatened to organize or join a union, labor organization or collective bargaining unit.

     SECTION 3.10.  EMPLOYEE BENEFIT PLANS.

     (a) IDENTIFICATION. SCHEDULE 3.10(a) contains a complete and accurate list of all material employee benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by Leewards or to which Leewards contributes on behalf of its employees and all Employee Benefit Plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof. Leewards has provided or made available to Michaels or its representatives or agents copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions and summaries of material modifications that constitute a part of or are incident to the administration of the Employee Benefit Plans. To the knowledge of Leewards, no unwritten amendment exists with respect to any Employee Benefit Plan.

     (b) EXAMINATIONS. No Employee Benefit Plan is currently the subject of an audit or enforcement action or, to the knowledge of Leewards, any investigation or other similar proceeding, conducted by any state or federal agency.

     (c) PROHIBITED TRANSACTIONS. To the knowledge of Leewards, no non-exempt prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan which would have a Material Adverse Effect.

     (d) CLAIMS AND LITIGATION. No pending, or to the knowledge of Leewards threatened, claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries which could have a Material Adverse Effect.

     (e) QUALIFICATION. Leewards has received any required favorable determination letter or ruling from the Internal Revenue Service for each of the Employee Benefit Plans intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. No proceedings are pending or to the knowledge of Leewards have been threatened that could result in the revocation of any such favorable determination letter or ruling.

     (f) FUNDING STATUS. Leewards has provided or made available to Michaels or its representatives or agents a complete and accurate copy of the most recent audit with respect to any Employee Benefit Plan or any Employee Benefit Plan sponsored by any member of a Controlled Group. With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof and based on the actuarial methods and assumptions set forth in the actuarial valuation for the plan year ending in 1993, except where the failure to have such value would not have a Material Adverse Effect. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof and based on the actuarial methods and assumptions set forth in the actuarial valuation for the plan year ending in 1993, except where the failure to have such value would not have a Material Adverse Effect.

     (g) EXCISE TAXES. Neither Leewards nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA, except for such a liability as would not have a Material Adverse Effect.

     (h) MULTIEMPLOYER PLANS. Neither Leewards nor any member of a Controlled Group is or within the past five years has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (i) PBGC. To the knowledge of Leewards, no facts or circumstances exist that would result in the imposition of liability against Michaels by the Pension Benefit Guaranty Corporation as a result of any act or omission by Leewards or any member of a Controlled Group which liability would have a Material Adverse Effect. To the knowledge of Leewards, no reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA which event would have a Material Adverse Effect.

     (j) MEDICAL AND DENTAL CARE CLAIMS. Leewards has made available or provided to Michaels or its representatives or agents a complete and accurate list of all material claims made (without identifying specific individuals) under any medical or dental care plan or commitment offered by Leewards to its employees involving hospitalization, medical or dental care claims that have exceeded $50,000 for an individual during Leewards' current fiscal year or the fiscal year preceding the date hereof.

     (k) RETIREES. Leewards has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees after they retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of
Section 4980B of the Code and the applicable provisions of ERISA.

     SECTION 3.11.  ABSENCE OF CERTAIN CHANGES.  Except as set forth in
SCHEDULE 3.11, since the Leewards Balance Sheet Date and through the date hereof, Leewards has not

     (a) suffered any Material Adverse Change, whether or not caused by any deliberate act or omission of Leewards or any Stockholder;

     (b) contracted for the purchase of any capital assets (excluding inventory) having a cost in excess of $100,000 or paid any capital expenditures in excess of $100,000;

     (c) incurred any indebtedness for borrowed money, or issued or sold any debt securities, except for borrowings under revolving credit loans in the ordinary course of business which, in the aggregate, has not exceeded $32,000,000;

     (d) incurred or discharged any material liabilities or obligations except in the ordinary course of business;

     (e) prepaid any amount on any indebtedness for borrowed money prior to the due date, forgiven or cancelled any material debts or claims or released or waived any material rights or claims, except for payments required pursuant to the terms of the Senior Subordinated Notes and under revolving credit loans in the ordinary course of business;

     (f) mortgaged, pledged or subjected to any security interest, lien, lease or other encumbrance any of its properties or assets;

     (g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has had or would have a Material Adverse Effect;

     (h) acquired or disposed of any assets with a value in excess of $100,000 except in the ordinary course of business;

     (i) written up or written down the carrying value of any of its assets except in the ordinary course of business;

     (j) changed the costing system or depreciation methods of accounting for its assets;

     (k)  waived any material rights or forgiven any material claims;

     (l) lost or terminated any employee, customer or supplier, the loss or termination of which would have a Material Adverse Effect;

     (m) increased the compensation of any director, officer, key employee or consultant except for compensation increases in the ordinary course of business consistent with past practice effected May 1, 1994;

     (n) made any payments to or loaned any money to any person or entity referred to in Section 3.28 other than compensation, travel advances and expense reimbursements in the ordinary course of business;

     (o) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such capital stock, securities or rights;

     (p) entered into any other agreement or Commitment not made in the ordinary course of business and that is material to the condition (financial or otherwise), operations, assets or liabilities of Leewards, or modified or amended in any material respect the terms of any such existing agreement or Commitment, except in the ordinary course of business; or

     (q)  entered into, adopted or amended any Employee Benefit Plan.

     SECTION 3.12.  TITLE; LEASED ASSETS.

     (a) REAL PROPERTY. A description of all fee simple interests in real property owned by Leewards (collectively, the "Real Property") is set forth in
SCHEDULE 3.12(a). Except as set forth in SCHEDULE 3.12(a), Leewards has fee simple title to all the Real Property. The Real Property and the leased real property referred to in Section 3.13(a) constitute the only real property used in the conduct of Leewards' business. Upon consummation of the transactions contemplated hereby and assuming payment in full of the Senior Debt at the Closing, such interest in the Real Property shall be, on the Closing Date, free and clear of all material liens, claims and encumbrances except for encumbrances disclosed on title insurance policies with respect to such Real Property.

     (b) PERSONAL PROPERTY. Except as set forth in SCHEDULE 3.12(b), Leewards has good title to all the personal property owned by Leewards (the "Personal Property"). The Personal Property and the leased personal property referred to in Section 3.13(a) constitute the only material personal property used in the conduct of Leewards' business. Upon consummation of the transactions contemplated hereby and assuming payment in full of the Senior Debt at the Closing, such interest in the Personal Property shall be, on the Closing Date, free and clear of all material security interests, liens, claims and encumbrances.

     (c) RIGHT TO USE ASSETS. Leewards owns, leases or otherwise possesses the right to use all assets used in the conduct of its business, except where the failure to have such right would not have a Material Adverse Effect.

     SECTION 3.13.  COMMITMENTS.

     (a) COMMITMENTS; DEFAULTS. Except as set forth in SCHEDULE 3.13 or otherwise disclosed pursuant to this Agreement, Leewards has not entered into, nor are the assets of Leewards bound by, whether or not in writing, any of the following (collectively "Commitments"):

          (i)  deed of trust, mortgage or other security agreement;

          (ii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

         (iii) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

          (iv) written agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys providing for total payments in excess of $100,000 outside of the ordinary course of business;

          (v) lease of real property, or personal property providing for total payments in excess of $50,000 annually, whether as lessor, lessee, sublessor or sublessee;

          (vi) agreement relating to any material matter or transaction in which an interest is held by a Stockholder or any Affiliate of Leewards;

         (vii) any agreement for the acquisition of services, supplies, equipment, inventory, fixtures or other property providing for total payments in excess of

     $100,000 in the aggregate, except for purchase orders for inventory and supplies in ordinary course;

        (viii) powers of attorney;

          (ix) contracts containing noncompetition covenants by which Leewards is bound;

          (x) any other contract or arrangement that involves an unperformed commitment in excess of $100,000 (excluding leases of real or personal property);

          (xi) agreement relating to any material matter or transaction in which an interest is held by any person or entity referred to in
     Section 3.28 other than arrangements for directors' fees, the Employment Agreements and the Option Agreements;

         (xii) agreement providing for the purchase from a supplier of all or substantially all of the requirements of Leewards of a particular product or service; or

        (xiii) any other agreement or commitment not made in the ordinary course of business and that is material to the condition (financial or otherwise), operations, assets or liabilities of Leewards.

True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to Michaels or its representatives or agents. Except as set forth in SCHEDULE 3.13 and except for defaults, events of default or penalties which would not, individually or in the aggregate, have a Material Adverse Effect, there are no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by Leewards or to the knowledge of Leewards any other party to a Commitment, and no material penalties have been incurred nor are amendments pending, with respect to the Commitments. No defenses, off-sets or counterclaims have been asserted or, to the best knowledge of Leewards, may be made by any party thereto, nor has Leewards waived any rights thereunder, except as described in SCHEDULE 3.13 and except for those which would not have a Material Adverse Effect. Leewards has not received written notice of any material default with respect to any Commitment which if asserted and not waived would have a Material Adverse Effect.

     (b) NO CANCELLATION OR TERMINATION OF COMMITMENT. Except as contemplated hereby, as of the date hereof, (i) Leewards has not received written notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment; and (ii) Leewards does not currently contemplate, and has no reason to believe any other person or entity currently contemplates, any amendment or change to any Commitment, in either of (i) or (ii), which cancellation, termination, amendment or change would have a Material Adverse Effect.

     SECTION 3.14. INSURANCE. Leewards has provided or made available to Michaels or its representatives or agents a complete and accurate list of all insurance policies of Leewards. All of such policies are valid and enforceable policies and issued by insurers of recognized responsibility except where the failure to be enforceable would not have a Material Adverse Effect.

     SECTION 3.15.  PATENTS, TRADEMARKS, SERVICE MARKS AND COPYRIGHTS.

     (a) OWNERSHIP. Except as set forth in SCHEDULE 3.15, Leewards owns all patents, trademarks, service marks and copyrights, if any, necessary to conduct its business, without conflict with the rights of others. Set forth in SCHEDULE
3.15 is a true and correct list of the following ("Proprietary Rights"):

          (i) all material trademarks, trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part, by Leewards, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which Leewards is a party (including expiration date if applicable); and

          (ii) all agreements relating to technology, know-how or processes material to the operation of its business that Leewards is licensed or authorized to use by others, or which it licenses or authorizes others to use.

     (b) CONFLICTING RIGHTS OF THIRD PARTIES. Except as set forth in SCHEDULE 3.15, Leewards has the sole and exclusive right to use the Proprietary Rights (except with respect to commercially available licensed software) without infringing or violating the rights of any third parties in any material respect. To the knowledge of Leewards, no claim has been asserted by any person to the ownership of or right to use any Proprietary Right, and neither Leewards nor any Stockholder knows of any valid basis for any such claim, except as set forth in
SCHEDULE 3.15. Except as set forth in SCHEDULE 3.15, each of the Proprietary Rights is valid, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

     (c) CLAIMS OF OTHER PERSONS. Leewards does not know of any claim that any product, activity or operation of Leewards infringes upon or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or to the knowledge of Leewards are threatened that challenge the rights of Leewards with respect thereto which would have a Material Adverse Effect. Except as set forth on SCHEDULE 3.15(C), Leewards is not bound by any agreement of indemnification for any Proprietary Right as to any property manufactured, used or sold by Leewards.

     SECTION 3.16. TRADE SECRETS AND CUSTOMER LISTS. Leewards has the right to use, free and clear of any claims or rights of others except claims or rights specifically set forth in SCHEDULE 3.16 or other claims which would not have a Material Adverse Effect, all material trade secrets and customer lists required for the marketing of all merchandise and services presently sold or marketed by it. To the knowledge of Leewards, Leewards is not using or in any way making use of any confidential information or trade secrets of any third party, including without limitation any past or present employee of Leewards, except with such third party's consent.

     SECTION 3.17.  TAXES.

     (a) FILING OF TAX RETURNS. Except as set forth in SCHEDULE 3.17(A), Leewards has duly filed with the appropriate governmental agencies all federal, and all state, income, excise, corporate, franchise, property, sales, use, payroll, withholding and other tax returns (including information returns) and reports required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction (the "Returns") when due except where the failure to file state, local or foreign returns which would not have a Material Adverse Effect. The Returns are complete and accurate in all material respects and properly reflect in all material respects the taxes of Leewards for the periods covered thereby.

     (b) PAYMENT OF TAXES. Leewards has paid all taxes, penalties, additions to tax assessments and interest that were shown to be due on such Returns and has properly accrued on its books and records for all of the same that have not yet become due in accordance with GAAP. Leewards is not delinquent in the payment of any tax, penalty, addition to tax assessment or governmental charge which would have a Material Adverse Effect.

     (c) NO PENDING DEFICIENCIES, DELINQUENCIES, ASSESSMENTS OR AUDITS. No tax deficiency or delinquency has been asserted against Leewards which would have a Material Adverse Effect. There is no unpaid assessment, proposal for additional taxes, penalties, addition to tax, deficiency or delinquency in the payment of any of the taxes of Leewards that has been asserted by any taxing authority which would have a Material Adverse Effect. Except as set forth in
SCHEDULE 3.17(C), there is no taxing authority audit of Leewards (other than state use or sales tax audits) pending or to the knowledge of Leewards threatened, and the results of any completed audits are properly reflected in the Financial Statements in accordance with GAAP.

     (d) NO EXTENSION OF LIMITATION PERIOD. Except as set forth in SCHEDULE 3.17(D), Leewards has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

     (e) FOREIGN PERSON. No withholding will be required pursuant to Section 1445(b)(2) of the Code as a result of the effectiveness of the Merger.

     (f) SAFE HARBOR LEASE. None of the assets of Leewards constitutes property that Leewards, Michaels, or any Affiliate of Michaels, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

     (g) TAX EXEMPT ENTITY. None of the assets of Leewards are or will be subject to a lease to a "tax exempt entity" as such term is defined in
Section 168(h)(2) of the Code.

     (h) COLLAPSIBLE CORPORATION. Leewards has not at any time consented to have the provisions of Section 341(f)(2) of the Code apply to it.

     SECTION 3.18.  COMPLIANCE WITH LAWS.  Except as set forth in
SCHEDULE 3.18, Leewards has complied with all applicable laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports, including those laws, regulations and licensing requirements with respect to, and filings with proper authorities relating to, tax matters, Employee Benefit Plans, and labor matters, except where the failure to so comply or file would not have a Material Adverse Effect. Except as set forth in SCHEDULE 3.18, Leewards possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted, except where the failure to possess such licenses, franchises, permits or authorizations would not have a Material Adverse Effect.

     SECTION 3.19. FINDER'S FEE. Except as set forth on SCHEDULE 3.19, Leewards has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

     SECTION 3.20. LITIGATION. Except as described in SCHEDULE 3.20, there are no legal actions or administrative proceedings or investigations pending, or to the best knowledge of Leewards threatened, against Leewards or any of the assets or operations of Leewards that would have a Material Adverse Effect. Leewards is not (i) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Leewards or to its business, assets, operations or employees or (ii) in default with respect to any such order, writ, injunction or decree which, in the case of either clauses
(i) or (ii), would have a Material Adverse Effect.

     SECTION 3.21. ACCURACY OF INFORMATION FURNISHED. All information furnished to Michaels by Leewards hereby or in the Disclosure Schedule of Leewards is true, correct and complete in all material respects. To the knowledge of Leewards, such information states in all material respects all facts required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects.

     SECTION 3.22. CONDITION OF FIXED ASSETS. Except as set forth in SCHEDULE 3.22, all of the plants, structures and equipment reflected in the Financial Statements and used by Leewards in its business are in satisfactory condition and repair for their intended use in the ordinary course of business and conform in all material respects with all applicable ordinances, regulations and other laws, except where the failure to be in such condition or to so conform would not have a Material Adverse Effect.

     SECTION 3.23. INVENTORY. Inventories are valued on the books and records of Leewards at the lower of cost (determined by the LIFO method of accounting) or market in accordance with GAAP, and consistent with past practices. Leewards' outstanding purchase commitments for merchandise are not in excess of normal requirements based on Leewards' historical business needs and present market conditions and, taken as a whole, are not at prices in excess of market prices, which excesses would have a Material Adverse Effect. To the knowledge of Leewards, Leewards' outstanding purchase commitments are consistent with the types and quantities of inventories appropriate, taken as a whole, to conduct its business consistently with past practices.

     SECTION 3.24. BOOKS OF ACCOUNT. The books of account of Leewards have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of such Leewards been properly recorded in such books.

     SECTION 3.25. CORPORATE NAME. There are no actions, suits or proceedings pending, or to the best knowledge of Leewards threatened, against Leewards that would result in any material respect in any impairment of the right of Leewards to use the name "Leewards Creative Crafts." Except as set forth on SCHEDULE 3.25, the use of the name "Leewards Creative Crafts" does not infringe in any material respect the rights of any third party nor is it confusingly similar in any material respect with the corporate name of any third party. After the Closing, no person or business entity other than Leewards, its franchisees and Michaels will be authorized by Leewards, directly or indirectly, to use the name "Leewards Creative Crafts" or any name confusingly similar thereto.

     SECTION 3.26. DISTRIBUTIONS. Except as described on SCHEDULE 3.26 and except for stock dividends on the Exchangeable Preferred Stock declared and/or distributed in accordance with its terms, no distribution, payment or dividend of any kind has been declared or paid by Leewards on any of its capital stock since the Leewards Balance Sheet Date.

     SECTION 3.27. BANKING RELATIONS. Set forth in SCHEDULE 3.27 is a complete and accurate list of all arrangements that Leewards has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     SECTION 3.28. OWNERSHIP INTERESTS OF INTERESTED PERSONS. Except as set forth in SCHEDULE 3.28, no executive officer or director of Leewards, or their respective spouses, children or Affiliates, or, to the knowledge of Leewards, any stockholder of Leewards, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any supplier of Leewards or any organization that is a party to a Commitment (other than the beneficial ownership of up to 3% of any class of securities registered under Section 12 of the Exchange Act).

     SECTION 3.29.  ENVIRONMENTAL MATTERS.

     (a) ENVIRONMENTAL LAWS. Except as set forth in Schedule 3.29, neither Leewards nor any of its assets or facilities are currently in violation of, or subject to any pending or, to the knowledge of Leewards threatened, investigation or inquiry by any governmental authority or to any remedial obligations under, any Environmental Laws which would have a Material Adverse Effect, and this representation and warranty with respect to violations of Environmental Laws would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the assets and operations of Leewards.

     (b) USE OF ASSETS AND FACILITIES. Except as set forth in SCHEDULE 3.29, the assets and facilities of Leewards have never been used or occupied in a manner that would be in violation of any of the Environmental Laws which would have a Material Adverse Effect.

     (c) PERMITS. Except as set forth in SCHEDULE 3.29, Leewards has not obtained, is not required to obtain, and has no knowledge of any reason Michaels will be required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by Leewards by reason of any Environmental Laws which, if not obtained, would have a Material Adverse Effect.



     (d) SUPERFUND LIST. Except as set forth in SCHEDULE 3.29, none of the assets or facilities owned or leased by Leewards are (i) on any federal or state "Superfund" list or (ii) subject to any environmentally related liens which would have a Material Adverse Effect.

     SECTION 3.30. CERTAIN PAYMENTS. Leewards has not, and to the best knowledge of Leewards no director, officer or employee of Leewards has, paid or caused to be paid, directly or indirectly, in connection with the business of
Leewards:

     (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar illegal payment; or

     (b) any illegal contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

                                   ARTICLE IV.

              REPRESENTATIONS AND WARRANTIES OF MICHAELS AND NEWCO

     Michaels and Newco, jointly and severally, represent and warrant that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

     SECTION 4.01. ORGANIZATION AND GOOD STANDING. Each of Michaels and Newco is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     SECTION 4.02. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by each of Michaels and Newco of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Michaels and Newco. This Agreement and each other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by each of Michaels and Newco and constitute or will constitute legal, valid and binding obligations of Michaels and Newco, enforceable against Michaels and Newco in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     SECTION 4.03. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Michaels or Newco, (ii) any agreement, indenture or other instrument under which either of them is bound or (iii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Michaels or Newco or the properties or assets of Michaels or Newco, which, in the case of clauses (ii) and (iii) would have a Material Adverse Effect.

     SECTION 4.04. CONSENTS. Except as may be required under the H-S-R Act, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Michaels or Newco.

     SECTION 4.05. ACQUISITION FOR INVESTMENT. Michaels is acquiring the Leewards Shares for investment and not with a view to any public resale or other distribution thereof, or any interest therein, in violation of the Securities Act or any applicable state securities laws.

     SECTION 4.06. FINDER'S FEE. Neither Michaels nor Newco has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby except those for which neither Leewards nor any Stockholder shall have any liability.

     SECTION 4.07. CAPITAL STOCK. All of the outstanding shares of common stock of Newco are or will be as of the Closing Date validly issued, fully paid and nonassessable. The issuance and delivery by Michaels of shares of Michaels Common Stock in connection with the Merger have been duly and validly authorized by all necessary corporate action on the part of Michaels. The shares of Michaels Common Stock to be issued in connection with the Merger, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances.

     SECTION 4.08. REGULATORY FILING; ACCURACY OF INFORMATION FURNISHED; NO MATERIAL ADVERSE CHANGE. Michaels has filed and will continue to file in a timely manner all required filings with the SEC, including without limitation all reports on Form 10-K, 10-Q, Form 8-K and proxy and information statements. As of their respective dates, the Reports did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading. Since January 30, 1994 and through the date hereof, Michaels has not suffered a Material Adverse Change, whether or not caused by any deliberate act or omission of Michaels or Newco.

     SECTION 4.09. LITIGATION. Except as disclosed in the Reports, there are no legal actions or administrative proceedings or investigations pending, or to the best knowledge of Michaels threatened (i) which is reasonably likely to have a material adverse effect on the ability of Michaels to perform its obligations under this Agreement or (ii) which seeks to enjoin the consummation of the transactions contemplated hereby. Neither Michaels nor any of its Affiliates is subject to any outstanding orders, judgments or decrees which would be reasonably likely to have a material adverse effect on the ability of Michaels to perform its obligations under this Agreement.

                                   ARTICLE V.

                              COVENANTS OF LEEWARDS

     Leewards agrees that between the date hereof and the Closing:

     SECTION 5.01. CONSUMMATION OF AGREEMENT. Subject to Leewards' right to terminate this Agreement under Article XII, Leewards shall use its reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions and take all corporate and other action necessary to approve the Merger, including, without limitation, using its reasonable best efforts to obtain all amendments and modifications necessary to Leewards' certificate of incorporation, and the terms of the Leewards Capital Stock, the Options and the Warrant in order to effect the Merger in the manner set forth in this Agreement.

     SECTION 5.02. STOCKHOLDERS MEETING. Leewards will take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to convene a meeting of stockholders of Leewards as promptly as practicable after the date of this Agreement to consider and vote upon (a) the adoption and approval of this Agreement and the Merger and (b) the ratification of the Option Agreements with John A. Popple, David E. Bolen and Jon Browne (provided, however, the affirmative vote of the stockholders on the ratification of the Option Agreements is not a condition precedent to the Closing and is not required to enforce the terms and conditions of the Option Agreements). Such meeting will be held on or before June 5, 1994. Subject to fiduciary requirements of applicable law, the Board of Directors of Leewards shall recommend such adoption and approval and Leewards shall take all lawful action to solicit such approval by its stockholders.

     SECTION 5.03. BUSINESS OPERATIONS. Leewards shall operate its business in the ordinary course. Leewards shall use its reasonable best efforts to preserve the business of Leewards intact, to retain its present customers, suppliers and key employees so that they will be available to the Surviving Corporation after the Closing.

     SECTION 5.04. ACCESS. Subject to the terms of the Confidentiality Agreement, Leewards shall permit Michaels and its authorized representatives (including underwriters and representatives of underwriters if Michaels proposes an underwritten offering of Michaels Common Stock at any time after the date of this Agreement) at reasonable times full access to, and make available for inspection, all of the assets and business of Leewards, including its employees and suppliers, and permit Michaels and its authorized representatives to inspect and make copies of all documents, records and information with respect to the affairs of Leewards as Michaels and its representatives may reasonably request.

     SECTION 5.05. NOTIFICATION OF CERTAIN MATTERS. Leewards shall promptly inform Michaels in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by Leewards subsequent to the date of this Agreement and prior to the Effective Time under any Commitment which would have a Material Adverse
Effect; (b) any occurrence that would constitute a Material Adverse
Change, (c) the receipt of any demand or other notice by any Stockholder to exercise appraisal rights, and (d) any other event or condition that would permit Michaels to terminate this Agreement pursuant to Section 12.01(b). In the event of any such notice that would give rise to a right to terminate this Agreement pursuant to Section 12.01(b), unless Michaels or Newco so terminates this Agreement within twenty-one (21) days after receipt of notice thereof, Michaels and Newco shall be deemed to have waived any cause of action against Leewards hereunder by reason of the event described in such notice and any right to terminate this Agreement as a result thereof. The Disclosure Schedule and this Agreement shall be deemed appropriately amended to reflect the contents of such notice.

     SECTION 5.06. APPROVALS OF THIRD PARTIES. Leewards shall use its reasonable best efforts to secure or assist Michaels' efforts to secure, as soon as practicable after the date hereof, all consents set forth in SCHEDULE 3.06, including without limitation all necessary approvals, consents or filings required under the H-S-R Act.

     SECTION 5.07. EMPLOYEE MATTERS. Leewards shall not, without the prior written approval of Michaels, except as required by law:

     (a) increase the Cash Compensation of any employee of Leewards, except for employee raises in the ordinary course of business consistent with practices not to exceed 5% in the aggregate or 10% as to any individual and except for a retention bonus program for employees to be agreed upon by Leewards and Michaels;

     (b)  adopt, amend or terminate any Compensation Plan;

     (c) adopt, amend or terminate any Employment Agreement except amendments to waive bonus payments and an amendment to the Employment Agreement with Jon Browne to provide for "Good Reason" termination and severance provisions which parallel those provisions in the Employment Agreements of John A. Popple and David E. Bolen;

     (d)  adopt, amend or terminate any Employee Policies and Procedures;

     (e) adopt, amend or terminate any Employee Benefit Plan except for amendments which are advisable or necessary to comply with the Code;

     (f) take any action that could materially deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

     (g) fail to pay any premium or contribution due or with respect to any Employee Benefit Plan;

     (h) fail to file any return or report with respect to any Employee Benefit Plan;

     (i) institute or dismiss, or settle under terms that would have a Material Adverse Effect, any employment litigation; or

     (j) enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit.

     SECTION 5.08. BORROWINGS; CONTRACTS. Except with Michaels' prior written consent, Leewards shall not waive any material right or cancel any material contract, debt or claim nor will it assume, enter into or incur, as applicable, any material contract, lease, license, obligation, indebtedness, commitment, purchase or sale except (a) in the ordinary course of business and, in the case of the issuance of any indebtedness, in amounts, in the aggregate, not to exceed $32,000,000; provided, however, Leewards may modify agreements relating to the Senior Debt to provide for a seasonal overadvance or to modify the borrowing base definition so long as the aggregate amount of the revolving loan and seasonal overadvance under the Senior Debt does not exceed $32,000,000 and (b) Leewards may renew its existing insurance policies upon terms and conditions substantially similar to those in effect on the date hereof, or may substitute therefor a policy or policies of an insurer with at least equal rating having substantially similar terms and conditions.

     SECTION 5.09. CHANGES IN INVENTORY. Leewards shall not alter the physical contents or character of its inventory or the mixture of products in its inventory so as to affect the nature of Leewards' business in any material respect or result in a material change in the total dollar valuation thereof. Leewards will consult with senior officers of Michaels before placing any seasonal orders.

     SECTION 5.10. CAPITAL ASSETS; PAYMENTS OF LIABILITIES. Leewards shall not, without the prior written approval of Michaels (a) except in connection with new store openings previously disclosed to Michaels or its representatives or agents, acquire or dispose of any capital asset having an initial cost of $100,000 or more, or acquire or dispose of any capital asset outside of the ordinary course of business or (b) discharge or satisfy any lien or encumbrance or pay or perform any material obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements, (ii) current liabilities and obligations incurred in the usual and ordinary course of business since the Leewards Balance Sheet Date or (iii) payments in respect of revolving credit loans in the ordinary course and, in either case (i) or (ii) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

     SECTION 5.11. MORTGAGES, LIENS AND GUARANTIES. Leewards shall not, without the prior written approval of Michaels, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien or encumbrance of any kind to attach to any of its material assets, whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any corporation, business or other person.

     SECTION 5.12. ACQUISITION PROPOSALS. Leewards agrees (a) that neither it nor any of its respective officers and directors shall, and it shall direct and use its reasonable best efforts to cause its employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its Stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Leewards (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;
(b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.12; and (c) that it will notify Michaels immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 5.12 shall prohibit the Board of Directors of Leewards from furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire Leewards pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Leewards, after consultation with and based upon the written advice of independent legal counsel, determines in good faith that such action is required for the Board of Directors of Leewards to comply with its fiduciary duties to stockholders imposed by the DGCL, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Leewards provides written notice to Michaels to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, (C) prior to furnishing such information to such person or entity, Leewards receives from such person or entity an executed confidentiality agreement with terms no less favorable to Leewards and those contained in the Confidentiality Agreement, and (D) Leewards keeps Michaels informed, on a current basis, of the status of any such discussions or negotiations.

     SECTION 5.13. CAPITAL STOCK; CORPORATE DOCUMENTS. Except for stock dividends payable with respect to the Exchangeable Preferred Stock in accordance with its terms, Leewards shall not, without the prior written approval of Michaels,

          (a) (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or
(iii) amend the terms of repurchase, redeem or otherwise acquire any of its capital stock;

          (b) except for the issuance of capital stock of Leewards upon exercise of the Options and the Warrants in accordance with their terms, authorize for issuance, issue, sell, deliver or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other equity securities, or amend in any respect any of the terms of any such equity securities outstanding on the date hereof; or

          (c) amend or propose to amend its certificate of incorporation or bylaws.

Notwithstanding the provisions of this Section 5.13 to the contrary, Leewards may amend its certificate of incorporation and the terms of the Leewards Capital Stock, the Warrant and the Options in order to permit the transactions contemplated by this Agreement and effect the Merger in accordance with the terms of this Agreement.

     SECTION 5.14. WAIVER OF SENIOR DEBT DEFAULT. Leewards shall use its reasonable efforts to obtain, as promptly as is practicable, a waiver with respect to the existing defaults under the Credit Agreement and the Senior Subordinated Notes.

     SECTION 5.15. FILING OF TAX RETURN. Leewards shall not file its federal corporate income tax return for the fiscal year ended January 30, 1994 without first consulting with the Chief Financial Officer of Michaels.

     SECTION 5.16. MONTHLY FINANCIAL STATEMENTS. Leewards shall provide to Michaels, within 20 days of the end of each fiscal month, an unaudited balance sheet and related statements of income and cash flows for the period then ended.

                                   ARTICLE VI.

                         COVENANTS OF MICHAELS AND NEWCO

     Michaels and Newco jointly and severally agree that between the date hereof and the Closing:

     SECTION 6.01. CONSUMMATION OF AGREEMENT. Subject to the rights of Michaels and Newco to terminate this Agreement under Article XII, Michaels and Newco shall use their reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions and take all corporate and other action necessary to approve the Merger.

     SECTION 6.02. APPROVALS OF THIRD PARTIES. Michaels and Newco will use their reasonable best efforts to secure or assist Leewards' efforts to secure, as soon as practicable after the date hereof, all consents set forth in SCHEDULE 3.06, including without limitation all necessary approvals, consents and filings under the H-S-R Act.


                                  ARTICLE VII.

                   CONDITIONS PRECEDENT OF MICHAELS AND NEWCO

     Except as may be waived in writing by Michaels and Newco, the obligations of Michaels and Newco hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     SECTION 7.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Leewards contained herein, as modified by the operation of
Section 5.05, shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date except for changes contemplated or permitted hereby. If any representations and warranties of Leewards are not true and correct (but not in a material respect) but the cumulative effect of the inaccuracy of the representations and warranties is a Material Adverse Effect on Leewards, then this condition shall not have been fulfilled.

     SECTION 7.02. COVENANTS AND CONDITIONS. Leewards shall have performed and complied, in all material respects, with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.

     SECTION 7.03. LEGAL OPINION. Counsel to Leewards shall have delivered to Michaels its opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Michaels, to the effect set forth in EXHIBIT 7.03.

     SECTION 7.04. PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby, nor shall any such action, proceeding or order have been threatened (provided there is a reasonable basis therefor).

     SECTION 7.05. NO MATERIAL ADVERSE CHANGE. No Material Adverse Change, or changes which when taken together would constitute a Material Adverse Change, shall have occurred with respect to Leewards since the Leewards Balance Sheet Date (except as provided in Section 5.05), whether or not such change shall have been caused by the deliberate act or omission of Leewards.

     SECTION 7.06. GOVERNMENT APPROVALS. The waiting period applicable to the consummation of the Merger under the H-S-R Act shall have expired or been terminated.

     SECTION 7.07. CLOSING DELIVERIES. Michaels shall have received all documents, duly executed in form reasonably satisfactory to Michaels and its counsel, referred to in Section 9.01.

     SECTION 7.08. STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby including, but not limited to, the Merger, shall have been approved and adopted by the requisite vote of the stockholders of Leewards in accordance with the laws of the State of Delaware and the Certificate of Incorporation and Bylaws of Leewards, and stockholders holding Leewards Shares representing in the aggregate the right to receive 10% or more of the Michaels Common Stock issuable upon effectiveness of the Merger shall not have exercised dissenters' rights.

     SECTION 7.09. AUDIT. Michaels shall have received the final Audited Financial Statements, including a signed copy of the auditors' report with respect thereto, which, except for footnotes, shall not have changed in any adverse respect from the draft previously delivered by Leewards to Michaels.

     SECTION 7.10. TERMINATION OF WARRANT. Michaels shall have received evidence reasonably satisfactory to it that the Warrant has been cancelled, redeemed or terminated on or prior to the Closing Date or that the holder of the Warrant has agreed to accept the consideration provided pursuant to Section 2.09.

     SECTION 7.11. TERMINATION OF SHAREHOLDER AGREEMENT AND RELATED AGREEMENTS. Michaels shall have received evidence reasonably satisfactory to it that (a) the Amended and Restated Stockholders' Agreement, dated as of June 22, 1992, by and among Leewards and its stockholders, certain officers and key employees, as amended, and (b) any and all agreements providing securities registration rights to Leewards stockholders, shall each have been cancelled or terminated on or prior to the Closing Date.

                                  ARTICLE VIII.

                        CONDITIONS PRECEDENT OF LEEWARDS

     Except as may be waived in writing by Leewards, the obligations of Leewards hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

     SECTION 8.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Michaels and Newco contained herein, individually and in the aggregate, shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date. If any representations and warranties of Michaels are not true and correct (but not in a material respect) but the cumulative effect of the inaccuracy of the representations and warranties is a Material Adverse Effect on Michaels, then this condition shall not have been fulfilled.

     SECTION 8.02. COVENANTS AND CONDITIONS. Michaels and Newco shall have performed and complied, in all material respects, with all covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date.

     SECTION 8.03.  LEGAL OPINION.

     (a) LEGAL OPINION TO LEEWARDS. Counsel to Michaels and Newco shall have delivered to Leewards its opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Leewards, to the effect set forth in
EXHIBIT 8.03(A).

     (b) LEGAL OPINION TO STOCKHOLDERS. Counsel to Michaels shall have delivered to the Stockholders its opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to Leewards, to the effect set forth in
EXHIBIT 8.03(B).

     SECTION 8.04. PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency shall have been asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby, nor shall any such action, proceeding or order have been threatened (provided there is a reasonable basis therefor).

     SECTION 8.05. NO MATERIAL ADVERSE CHANGE. No Material Adverse Change, or changes which if taken together would constitute Material Adverse Change, shall have occurred with respect to Michaels since the date of this Agreement; provided, however, a decrease in the trading price of Michaels Common Stock shall not, by itself, be deemed to constitute a material adverse change with respect to Michaels.

     SECTION 8.06. H-S-R ACT. The waiting period applicable to the consummation of the Merger under the H-S-R Act shall have expired or been terminated.

     SECTION 8.07. CLOSING DELIVERIES. Leewards shall have received all documents, duly executed in form reasonably satisfactory to Leewards and its counsel, referred to in Section 9.02.

     SECTION 8.08. MICHAELS COMMON STOCK. The Michaels Common Stock shall be quoted on NASDAQ-NMS or listed on the New York Stock Exchange.

     SECTION 8.09. PAYMENT OF SENIOR DEBT AND SENIOR SUBORDINATED NOTES. Simultaneously with the Closing, Michaels shall cause Leewards to repay the Senior Debt and the Senior Subordinated Notes, including without limitation providing Leewards with sufficient funds to repay the Senior Debt and the Senior Subordinated Notes.

     SECTION 8.10. STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby including, but not limited to, the Merger, shall have been approved and adopted by the requisite vote of the stockholders of Leewards in accordance with the laws of the State of Delaware and the Certificate of Incorporation and Bylaws of Leewards.


                                   ARTICLE IX.

                               CLOSING DELIVERIES

     SECTION 9.01. DELIVERIES OF LEEWARDS. At the Closing, Leewards shall deliver to Michaels the following, all of which shall be in a form reasonably satisfactory to counsel to Michaels:

     (a) a copy of resolutions of the Board of Directors of Leewards authorizing the execution, delivery and performance of this Agreement and all related documents and agreements and consummation of the Merger, certified on behalf of Leewards by the Secretary of Leewards, and a copy of resolutions of the stockholders of Leewards approving this Agreement and the Merger certified on behalf of Leewards by the Secretary of Leewards, as being true and correct copies of the originals thereof subject to no modifications or amendments;

     (b) a certificate of Leewards executed by the President of Leewards, dated the Closing Date, as to (i) the truth and correctness in all material respects of the representations and warranties of Leewards, as modified by the operation of Section 5.05, contained herein on and as of the Closing Date except for changes permitted or contemplated hereby and (ii) the cumulative effect of any inaccuracies in the representations and warranties has not resulted in a Material Adverse Effect;

     (c) a certificate of Leewards executed by the President of Leewards dated the Closing Date, (i) as to the performance of and compliance by Leewards with all covenants contained in Article V in all material respects on and as of the Closing Date and (ii) certifying that all conditions precedent of Leewards to the Closing have been satisfied or waived executed by the Secretary of Leewards;

     (d) a certificate of Leewards executed by the Secretary of Leewards certifying as to the incumbency of the directors and officers of Leewards and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of Leewards;

     (e) a certificate, dated within 10 days of the Closing Date, of the Secretary of State of the state of incorporation of Leewards establishing that it is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in its state of incorporation;

     (f) certificates, dated within 10 days of the Closing Date, of the Secretaries of State of the states in which Leewards is qualified to do business, to the effect that it is qualified to do business and, if applicable, is in good standing as a foreign corporation in each of such states;

     (g) an executed Certificate of Merger necessary to effect the Merger referred to in Section 2.03;

     (h) if reasonably deemed necessary by legal counsel to Michaels, a nonforeign affidavit, as such affidavit is referred to in Section 1445(b)(2) of the Code, of each Stockholder, signed under a penalty of perjury and dated as of the Closing Date, to the effect that such Stockholder is a United States citizen (and thus not a foreign person) and providing such Stockholders' United States taxpayer identification number;

     (i) executed Investment Representation Letters from each of the Stockholders in the form attached hereto as EXHIBIT 9.01(I);

     (j) executed Escrow Agreement from certain of the Stockholders in the form attached as EXHIBIT 2.14; and

     (k) such other instrument or instruments of transfer as shall be necessary or appropriate, as Michaels or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

     SECTION 9.02. DELIVERIES OF MICHAELS AND NEWCO. At the Closing, Michaels and Newco shall deliver to Leewards:

     (a) a copy of the resolutions of the Boards of Directors of Michaels and Newco authorizing the execution, delivery and performance of this Agreement, and all related documents and agreements, certified by the Secretary of that corporation as being true and correct copies of the originals thereof subject to no modifications or amendments;

     (b) a certificate of an officer of each of Michaels and Newco dated the Closing Date as to (i) the truth and correctness in all material respects of the representations and warranties, individually and in the aggregate, of Michaels and Newco contained herein on and as of the Closing Date and (ii) the cumulative effect of any inaccuracies in the representations and warranties has not resulted in a Material Adverse Effect;

     (c) a certificate of an officer of each of Michaels and Newco dated the Closing Date, (i) as to the performance and compliance by Michaels and Newco with all covenants contained herein in all material respects on and as of the Closing Date and (ii) certifying that all conditions precedent of Michaels and Newco to the Closing have been satisfied or waived;

     (d) a certificate of the Secretary of each of Michaels and Newco certifying as to the incumbency of the officers of Michaels and Newco who have executed documents delivered at the Closing on behalf of Michaels and Newco; and

     (e) certificates, dated within 10 days of the Closing Date, of the Secretary of State of Delaware establishing that Michaels and Newco are in existence and are in good standing in such state.


                                   ARTICLE X.

                              CERTAIN OTHER MATTERS

     SECTION 10.01. REGISTRATION STATEMENT. As promptly as practicable after the Closing, Michaels shall file a Registration Statement on an appropriate form (the "Registration Statement") with the SEC and to register, as promptly as practicable, the resale from time to time in the open market of the Registrable Securities. Michaels shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after the Closing Date (but no later than forty-five (45) days after the Closing Date). The Stockholders may sell the Registrable Securities subject to the restrictions set forth in Section 10.02. In accomplishing the foregoing registration, the following procedures shall be utilized:

     (a) STOCKHOLDER INFORMATION. Leewards and each Stockholder shall use their reasonable best efforts to cause the Stockholders to furnish to Michaels in writing requested information required for inclusion in the Registration Statement, including a description of the proposed plans of distribution. If any Stockholder fails to provide such information, Michaels shall not be obligated to include such Stockholder or its Registrable Securities in the Registration Statement until the Stockholder provides such information; provided, that Michaels shall only be obligated to include such Stockholder or its Registrable Securities in the Registration Statement if such Stockholder agrees to reimburse Michaels for its additional costs incurred in so doing; including, without limitation, additional fees and expenses of accountants, and fees and expenses of counsel.

     (b) EXPENSES. All expenses incurred by Michaels in complying herewith (except as set forth in Section 10.01(a)), including without limitation all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Michaels, are herein called "registration expenses" and all underwriting discounts, taxes and selling commissions applicable to the sales and all fees and disbursements of separate counsel for any Stockholder are herein called "selling expenses." Except as otherwise specifically provided herein, Michaels shall pay all of the registration expenses incurred in connection with the Registration Statement and the registration statement filed pursuant to Section 10.03 and each Stockholder shall bear its own selling expenses, except that Michaels shall pay the reasonable fees of one law firm selected by holders of a majority of the Registrable Securities to represent the Stockholders in connection with the Registration Statement, which law firm shall be acceptable to Michaels in its sole discretion. Michaels agrees that the law firm of Hopkins & Sutter is acceptable to it.

     (c) MICHAELS INDEMNIFICATION. Michaels shall indemnify and hold harmless each Stockholder, its directors, officers, employees and agents, each underwriter (within the meaning of the Securities Act) who may purchase from or sell for any Stockholder any Registrable Securities, each broker and any other person acting on behalf of such Stockholder and each person, if any, who controls such Stockholder, underwriter, broker or person within the meaning of the Securities Act, from and against any and all losses, claims, obligations, demands, assessments, penalties, costs, damages, liabilities and expenses (including reasonable attorneys' fees and other expenses for investigation and defense with respect to the foregoing) (collectively "Damages"), joint or several, to which any of the foregoing persons may be or become subject insofar as such Damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus forming a part thereof, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by any untrue statement or omission based upon information furnished in writing to Michaels by such Stockholder, underwriter, broker or person expressly for use therein.

     (d) STOCKHOLDER INDEMNIFICATION. Each Stockholder, severally but not jointly, shall indemnify Michaels, its directors, each officer signing the Registration Statement and each person, if any, who controls Michaels within the meaning of the Securities Act, from and against any and all Damages to which any of the foregoing persons may become subject insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the prospectus forming a part thereof, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make any statements therein not misleading, but only insofar as such Damages are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to Michaels by such Stockholder or underwriter, broker or person engaged by such Stockholder or acting on such Stockholder's behalf expressly for use therein; provided that any such Stockholder's liability shall be limited to the amount of the proceeds from the sale by such Stockholder of Registrable Securities under the Registration Statement.

     (e) BLUE SKY REGISTRATION. Upon any Stockholder's request, Michaels shall use its reasonable best efforts to register or qualify the Registrable Securities being issued under this Agreement under applicable securities statutes of the states in which such Stockholder intends to sell such Registrable Securities, at the expense of Michaels provided that for such purpose Michaels shall not be required to qualify as a dealer in securities, qualify to do business in any jurisdiction where Michaels is not at the time so qualified or to execute a general consent to service of process in any jurisdiction (other than for actions arising out of the offer or sale of the Registrable Securities).

     (f) EFFECTIVENESS OF REGISTRATION STATEMENT. Michaels will cause the Registration Statement to remain effective and to file with the SEC such amendments and supplements as may be necessary to keep the prospectus included in the Registration Statement (the "Prospectus") current and in compliance in all material respects with the Securities Act and the rules and regulations of the SEC promulgated thereunder until the sooner to occur of the following events: the expiration of the 36 month period following the Closing Date or the sale of all the Registrable Securities covered by the Registration Statement.

     (g) COPIES OF REGISTRATION STATEMENT AND PROSPECTUS. Michaels will furnish to each Stockholder a conformed copy of the Registration Statement as declared effective by the SEC and each post-effective amendment thereto, including financial statements and all exhibits and reports incorporated therein by reference, and such number of copies of the final Prospectus and each post-effective amendment or supplement thereto as such Stockholder may reasonably request.

     (h) QUOTATION ON NASDAQ-NMS. Michaels will cause all Registrable Securities to be qualified for quotation on the NASDAQ-NMS and qualified for listing on each securities exchange on which similar securities of Michaels are then listed.

     (i) ELIGIBILITY TO USE FORM S-3. Michaels represents and warrants to the Stockholders that it is eligible to use Form S-3 for the registration of the sale of the Registrable Securities by the Stockholders and agrees that it will take all actions that may reasonably be necessary to maintain such eligibility for so long as Michaels is obligated to register the Registrable Securities or keep the Registration Statement effective.

     SECTION 10.02.  RESTRICTIONS UNDER REGISTRATION STATEMENT.

     (a) DELAY PERIOD. In connection with the disposition of the Registrable Securities under the Registration Statement, in order for the Stockholders to dispose of Registrable

Securities with a prospectus that is a part of the Registration Statement, the Stockholders must give Michaels written notice of their intention to sell any of the Registrable Securities at least two (2) but not more than twenty (20) business days prior to the date of the proposed sale(s), which notice shall include the number of shares proposed to be disposed, whether the shares are to be sold in an underwritten offering and the time period during the forty-five (45) business days following the date of such notice during which the shares may be disposed (the "Sale Period"), and the Stockholders agree that, during each Sale Period, they shall not deliver any prospectus that is a part of the Registration Statement in connection with any disposition of the Registrable Securities during any period of time when, but only so long as, Michaels, after receipt of the notice set forth above, notifies the Stockholders (a "Delay Notice") that Michaels is in possession of material non-public information that, in the exercise of its reasonable judgment based on the written advice of its counsel, would be required to be disclosed in the Registration Statement (or any amendment, or post-effective amendment thereto), which material information may relate, including, without limitation, to a financing project or a pending acquisition, merger or other material corporate transaction to which Michaels is or is expected to be a party; provided that Michaels shall advise the Stockholders in writing as soon as any such delay is no longer applicable; provided further that (i) the Stockholders shall only be prevented from disposing of Registrable Securities with a prospectus under the Registration Statement for up to 90 consecutive days (a "Delay Period") following the receipt of a Delay Notice, (ii) any two Delay Periods must be at least 45 days apart during which time the Stockholders shall be permitted to dispose of the Registrable Securities with a prospectus under the Registration Statement and (iii) Michaels shall not have the right to deliver more than two Delay Notices in any 365-day period. Michaels shall not impose a Delay Period within 45 days of the end of a Lock Up Period (as hereinafter defined).

     (b) LOCK UP. In addition to the restrictions in paragraph (a) above, in the event that, at any time (i) before the Closing Date Michaels consummates an underwritten offering of Michaels Common Stock or (ii) during the 12 month period commencing on the Closing Date Michaels proposes to commence or completes an underwritten offering of Michaels Common Stock, then the Stockholders receiving the Registrable Securities in the Merger shall agree to execute an agreement, having substantially the same terms and provisions as the managing underwriter of such offering requires to the effect that the Stockholders will not effect a public distribution of any Registrable Securities (except as set forth in Section 10.03(a)) for the period set forth therein whether or not such holder participates in the offering; provided such period shall not, in the case of an offering described in (i) above, exceed 120 days from the later of (a) the Closing Date or (b) the effective date of the registration statement or, in the case of an offering described in (ii) above, exceed 90 days from the effective date of the registration statement (the "Lock Up Period"). The holders of the Registrable Securities shall not be subject to more than one Lock Up Period.

     SECTION 10.03.  PIGGY-BACK REGISTRATION.

     (a) REGISTRATION. If Michaels proposes to file a registration statement under the Securities Act with respect to an underwritten offering by Michaels of Michaels Common Stock for its own account or for the account of other holders of Michaels Common Stock (other than a registration statement on Forms S-4 or S-8 or a registration statement relating to convertible debt securities requiring that the underlying Michaels Common Stock be registered, or a registration statement filed in connection with an exchange offer or an offering of securities solely to Michaels' existing stockholders) at any time within 12 months of the Closing Date, then Michaels shall in each case give written notice of such proposed filing to the Stockholders at least 15 days prior to the anticipated filing date, and such notice shall offer such holders the opportunity to register shares of Registrable Securities as each such holder may request (a "Piggy-Back Registration"). Michaels shall permit the holders of Registrable Securities requested in writing within fifteen (15) days after the notice given by Michaels to be included in the registration for such offering toinclude such securities in such offering on the same terms and conditions as the Michaels Common Stock offered therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering delivers an opinion to the holders of Registrable Securities that the total amount of Michaels Common Stock which they or Michaels or any other persons or entities intend to include in such offering is sufficiently large to materially and adversely affect the success of such offering, then the amount of Michaels Common Stock to be offered for the accounts of holders of Registrable Securities shall be reduced pro rata with respect to each holder to the extent necessary to reduce the total amount of Michaels Common Stock to be included in such offering to the amount recommended by such managing underwriter or underwriters; PROVIDED, HOWEVER, that the holders of Registrable Securities will be permitted to include not less than 25% of the total number of shares of Michaels Common
Stock included in the underwritten offering (excluding the underwriters' over-allotment option). This Section 10.03(a) shall terminate and be of no further force and effect upon the closing of an underwritten offering in which the holders of Registrable Securities have been provided the opportunity to sell their securities, whether or not any of such holders actually participate in the offering.

     (b) EXECUTION OF UNDERWRITING AGREEMENT. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (i) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     (c) TRANSFERABILITY. The registration rights provided to the holders of Registrable Securities under this Section 10.03 may be transferred to any other person or entity but only in connection with the transfer of the underlying Registrable Securities.

     SECTION 10.04. TAX TREATMENT. Michaels will not, and will not permit the Surviving Corporation to, make an election under Section 338 of the Code with respect to the Merger.

     SECTION 10.05. D & O INSURANCE. The Surviving Corporation shall maintain, and Michaels shall cause the Surviving Corporation to maintain, Leewards' existing officers' and directors' liability insurance, if available, for a period of not less than three (3) years after the Effective Time; PROVIDED, the Surviving Corporation may substitute therefor policies of insurers with at least equal rating with substantially equivalent coverage containing terms and conditions which are substantially equivalent to such existing policy.


                                   ARTICLE XI.

                                    REMEDIES

     SECTION 11.01.  INDEMNIFICATION.

     (a) INDEMNIFICATION FROM ESCROWED SHARES. Subject to the terms and conditions of this Article, and limited in all cases to the Escrowed Shares held by the Escrow Agent pursuant to the Escrow Agreement, Michaels shall be indemnified and held harmless from and against:

          (i) all Damages incurred by Michaels by reason of or resulting from a breach of any representation, warranty or covenant of Leewards contained herein, or any certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby;

          (ii) one-half of all (A) Damages incurred by Leewards or Michaels by reason of or resulting from any defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by Leewards under any real property leases existing on or before the Closing Date, except for any such defaults, events of default, events, occurrences, acts or omissions that are disclosed on the Disclosure Schedule, (B) out-of-pocket costs and expenses incurred by either Leewards or Michaels (and, if incurred before the Closing Date, agreed to by Leewards and Michaels) (x) in excess of $5,833,882 to terminate the leases with respect to 21 Leewards store locations, and (y) to obtain any consents of landlords (as reasonably determined by Michaels) as a result of the Merger because of lease provisions relating to radius clauses, change-in-control provisions, non-assignment clauses or similar lease terms which are violated as a result of the Merger or the ownership and the combined operation of the stores by Michaels or Leewards immediately after the Merger and (c) Damages incurred by Leewards or Michaels relating to the termination of a lease or the vacating of a store location by a Leewards franchisee (excluding, however, Damages incurred as part of an agreement between Michaels and/or Leewards, on the one hand, and a franchisee, on the other hand, to terminate the Franchise Agreement or the franchise relationship);

          (iii) all Damages incurred by Leewards or Michaels by reason of or resulting from any and all claims, demands, causes of action, suits or judgments of in any kind whatsoever that any Stockholder, director or officer assert against Leewards relating to events occurring on or before the Closing Date, excluding rights of any director or officer to be indemnified by Leewards pursuant to Section 145 of the DGCL and the related provisions of Leewards' Certificate of Incorporation and Bylaws and under existing indemnification and severance agreements, policies or arrangements or compensation pursuant to existing compensation arrangements or Employee Benefit Plans;

          (iv) all Damages incurred by Leewards or Michaels after the date hereof by reason of or resulting from the assets and facilities of Leewards (except for the Real Property consisting of the corporate headquarters/distribution facility of Leewards located in Elgin, Illinois which is covered in Section 11.01(a)(viii) below) presently being in violation of any Environmental Laws (excluding the costs of any environmental audits or investigations) that are not disclosed in the Disclosure Schedules to the extent that the Damages incurred with respect to such facilities or any one store location exceeds $2,500 at such location and the remediation costs incurred are reasonable; provided, however, to the extent that (A) a lease agreement provides Leewards with indemnity from the landlord with respect to violations of Environmental Laws, Leewards will first pursue its rights under the indemnity,
(B) a lease agreement provides Leewards with indemnity from the landlord with respect to violations of Environmental Laws and a contractual right of offset, Leewards will first pursue its rights under the offset, and (C) neither Leewards, Michaels nor their affiliates will report existing violations of Environmental Laws to governmental authorities unless it is obligated by law to do so.

          (v) all Damages incurred by Leewards or Michaels after the Closing Date by reason of or resulting from the pending investigation being conducted by the SEC with respect to the termination of Leewards initial public offering in 1991;

          (vi) two-thirds of all Damages incurred by Leewards or Michaels after the Closing Date by reason of or resulting from the pending litigation styled HEIDER V. LEEWARDS CREATIVE CRAFTS, INC., ET. AL., No. LKA 89 0003 (Circuit Court, Kane County, Illinois filed May 8, 1989);

          (vii) one-half of all Damages incurred by Leewards or Michaels by reason of or resulting from a dispute between Michaels and/or Leewards, on the one hand, and a franchisee of Leewards on the other hand, if after settlement of such dispute the franchisee remains a Leewards franchisee; and

          (viii) all Damages incurred by Leewards or Michaels after the date hereof by reason of or resulting from the Real Property consisting of the corporate headquarters/distribution facility of Leewards located in Elgin, Illinois, presently being in violation of any Environmental Laws (including the reasonable costs of any environmental audits or investigations which the parties acknowledge will be undertaken in the near future under the supervision of Leewards and Michaels and reasonable remediation costs); provided, however, neither Leewards, Michaels nor their affiliates will report existing violations of Environmental Laws to governmental authorities unless it is obligated by law to do so.

     (b)  INDEMNIFICATION LIMITATIONS.  Notwithstanding the provisions of
Section 11.01(a), (i) Michaels shall not be entitled to such indemnification unless, and only to the extent that, the aggregate amount of all Damages incurred by Leewards or Michaels shall exceed $150,000 in the aggregate and
(ii) no claim for Damages under Section 11.01(a) shall be made more than one
(1) year after the Closing Date. For purposes of calculating whether the Damages incurred by Michaels or Leewards exceed the $150,000 threshold, the portion of Damages for which Michaels and Leewards are not to be indemnified under Sections 11.01(a)(ii), (vi) and (vii) (i.e., one-half or one-third of those Damages) shall not be included. The representations and warranties contained herein shall survive the Closing and all statements contained in any certificate, delivered by or on behalf of Leewards, Newco or Michaels pursuant to this Agreement shall be deemed to have been representations and warranties by Leewards, Newco or Michaels, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing until the first anniversary of the Closing Date.

     SECTION 11.02. WAIVER. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

     SECTION 11.03. REMEDIES NOT EXCLUSIVE. Subject to the limitations contained herein, including without limitation the limitations in Section 11.01(a) and (b), the remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

     SECTION 11.04. COSTS, EXPENSES AND LEGAL FEES. Except as otherwise expressly provided herein, whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (i) enforcing any of the terms of this Agreement or (ii) proving that another party breached any of the terms of this Agreement.

                                  ARTICLE XII.

                                   TERMINATION

     SECTION 12.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned, before or after approval by the stockholders of Newco or Leewards, by action of the Board of Directors of Michaels, Newco or Leewards, as the case may be:

     (a) at any time prior to the Closing Date by mutual agreement of all parties;

     (b) at any time prior to the Closing Date by Michaels or Newco if any representation or warranty of Leewards contained in this Agreement, the cumulative effect of any inaccuracies in the representations and warranties results in a Material Adverse Effect on Leewards or in any certificate or other document executed and delivered by Leewards pursuant to this Agreement is or becomes untrue or breached in any material respect or if Leewards fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 10 days after receipt by Michaels of written notice thereof;

     (c) at any time prior to the Closing Date by Leewards if any representation or warranty of Michaels contained in this Agreement or in any certificate or other document executed and delivered by Michaels pursuant to this Agreement is or becomes untrue or breached in any material respect, the cumulative effect of any inaccuracies in the representations and warranties results in a Material Adverse Effect on Michaels or if Michaels fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 10 days after receipt by Leewards of written notice thereof;

     (d)  at the Closing Date by Michaels if any of the conditions stated in
Article VII have not been satisfied;

     (e)  at the Closing Date by Leewards if any of the conditions stated in
Article VIII have not been satisfied;

     (f) by Michaels or Leewards if the Merger shall not have been consummated by August 31, 1994;

     (g)  by Leewards if it receives an Acquisition Proposal; or

     (h) at any time prior to the Closing Date by Michaels if the condition set forth in Section 7.08 has not been satisfied before June 6, 1994.

     SECTION 12.02.  EFFECT OF TERMINATION.

     (a)  In the event this Agreement is terminated pursuant to Sections 12.01
(b) or (c) above, Michaels and Newco, and Leewards shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity.

     (b) In the event that any person shall have made an Acquisition Proposal for Leewards and thereafter this Agreement is terminated by Leewards pursuant to
Section 12.01(g), then Leewards, if requested by Michaels, shall, subject to the provisions set forth below, promptly, but in no event later than two days after the date of such request, pay Michaels a fee of $1,500,000 plus all of Michaels' out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants, but excluding investment bankers) incurred by Michaels in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the related agreements, the preparation, printing and filing of the Registration Statement and all other matters related to the closing of the transactions contemplated herein ("Michaels Transaction Expenses") not to exceed $750,000, which amount shall be payable by wire transfer of same day funds; provided, however, that no fee shall be payable to Michaels pursuant to this paragraph (b) unless and until, within twelve (12) months following the date of the termination of this Agreement, (i) any person (other than Michaels) (an "Acquiring Party") has acquired, by purchase, merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions, a majority of the voting power of the outstanding securities of Leewards or 50% or more of the assets of Leewards, (ii) there has been consummated a consolidation, merger or similar transaction between Leewards and an Acquiring Party in which stockholders of Leewards immediately prior to such consolidation, merger or similar transaction do not own securities representing at least 50% of the outstanding voting power of the surviving entity (or, if applicable, any entity in control of such Acquiring Party) of such consolidation, merger or similar transaction immediately following the consummation thereof, or (iii) an Acquiring Party, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) acquires beneficial ownership or the right to acquire beneficial ownership of 50% of the outstanding voting power of Leewards, whether by tender offer, exchange offer or otherwise. Leewards acknowledges that the agreements contained in this paragraph are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Michaels and Newco would not enter into this Agreement; accordingly, if Leewards fails to promptly pay the amount due pursuant to this paragraph, and, in order to obtain such payment, Michaels or Newco commences a suit which results in a judgment against Leewards for the fee set forth in this paragraph (b), Leewards shall pay to Michaels or Newco its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of NationsBank, Texas, N.A. in effect on the date such payment was required to be made.

     (c) In the event this Agreement is terminated pursuant to Section 12.01(h) because the condition precedent set forth in Section 7.08 has not been fulfilled, Leewards, if requested by Michaels, shall, promptly, but in no event later than two days after such request, pay Michaels the Michaels' Transaction Expenses not to exceed
$750,000 which amount shall be payable by wire transfer of same day funds.

     (d) In the event (i) Michaels has commenced an underwritten offering of Michaels Common Stock and (ii) this Agreement is subsequently terminated by Michaels, Michaels agrees to reimburse Leewards for out-of-pocket expenses incurred by Leeward, and payable to Deloitte & Touche in connection with and directly related to such underwritten offering, such expenses not to exceed $45,000.


                                  ARTICLE XIII.

                                  MISCELLANEOUS

     SECTION 13.01. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto; provided that, following the Effective Time, no amendment shall be made without the written consent of Stockholders then holding at least 51% of the Registrable Securities still held by such Stockholders if such amendment would adversely affect the Stockholders' rights under Article X hereof.

     SECTION 13.02. ASSIGNMENT. Except as otherwise provided herein, neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Michaels or Newco to an affiliate of Michaels; provided that (i) in case of any such assignment, the assigning party shall not be released from its obligations hereunder and (ii) Michaels shall not have the right to assign its obligations under Sections 10.01 through 10.04.

     SECTION 13.03. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Except for
Article X, neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

     SECTION 13.04. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby, and the Confidentiality Agreement, constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Matters disclosed in any Schedule to this Agreement shall be deemed to be disclosed with respect to all Sections of this Agreement.

     SECTION 13.05. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS. THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS.

     SECTION 13.06. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     SECTION 13.07. GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

     SECTION 13.08. REFERENCE TO AGREEMENT. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

     SECTION 13.09. CONFIDENTIALITY; PUBLICITY AND DISCLOSURES. Each party shall continue to be bound by the terms of the Confidentiality Agreement and keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided, however, notwithstanding the foregoing or the terms of the Confidentiality Agreement to the contrary, neither this Section
13.10 nor the Confidentiality Agreement shall prohibit any disclosure (i) by press release, filing or otherwise that Michaels has determined in its good faith judgment to be required by federal securities laws or the rules of the National Association of Securities Dealers, (ii) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and (iii) by Michaels in connection with obtaining financing for the transactions contemplated by this Agreement and conducting an examination of the operations and assets of Leewards. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed. Confidential information includes, but is not limited to: financial records, surveys, reports, plans, proposals, financial information, information relating to personnel, contracts, stock ownership, liabilities and litigation; provided that should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating businesses in competition with each other.

     SECTION 13.10. NOTICE. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and


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


given by overnight courier, depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is received if sent by overnight courier or hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

          If to Michaels      Michaels Stores, Inc.
          or to Newco:        5931 Campus Circle Drive
                              Irving, Texas  75063
                              Attn:  Kristen L. Magnuson

          with a copy to:     Jackson & Walker, L.L.P.
                              901 Main Street, Suite 6000
                              Dallas, Texas  75202
                              Attn:  Charles D. Maguire, Jr.

          If to Leewards:     Leewards Creative Crafts, Inc.
                              1200 St. Charles Street
                              Elgin, Illinois 60120
                              Attn:  Jon H. Browne

          with a copy to:     Hopkins & Sutter
                              Three First National Plaza
                              Suite 4100
                              Chicago, Illinois 60602
                              Attn:  Kenneth W. Miller

In the event that the Closing shall occur, the addresses of the Stockholders shall be the last known addresses thereof as reflected in the stock records of Michaels. Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

     SECTION 13.11. CHOICE OF FORUM. The parties hereto agree that should any suit, action or proceeding arising out of this Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Agreement), such suit, action or proceeding shall be instituted only in a federal court in Dallas County, Texas. Each of the parties hereto consents to the IN PERSONAM jurisdiction of any federal court in Dallas County, Texas and waives any objection to the venue of any such suit, action or proceeding. The parties hereto recognize that courts outside Dallas County, Texas may also have jurisdiction over suits, actions or proceedings arising out of this Agreement, and in the event that any party hereto shall institute a proceeding involving this Agreement in a jurisdiction outside Dallas County, Texas, the party instituting such proceeding shall indemnify any other party hereto for any losses and expenses that may result from the breach of the foregoing covenant to institute such proceeding only in a federal court in Dallas County, Texas,


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including without limitation any additional expenses incurred as a result of litigating in another jurisdiction, such as reasonable fees and expenses of local counsel and travel and lodging expenses for parties, witnesses, experts and support personnel.

     SECTION 13.12. SERVICE OF PROCESS. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in
Section 13.12 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

     SECTION 13.13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


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


                                   MICHAELS

                                   MICHAELS STORES, INC.


                                   By:__________________________________________

                                   Its:_________________________________________


                                   NEWCO

                                   LWA ACQUISITION CORPORATION


                                   By:__________________________________________

                                   Its:_________________________________________


                                   LEEWARDS

                                   LEEWARDS CREATIVE CRAFTS, INC.


                                   By:__________________________________________

                                   Its:_________________________________________


329235.10/D